Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

June 15, 2012

between

NYSE EURONEXT,

The SUBSIDIARY BORROWERS Party Hereto,

The LENDERS Party Hereto

and

CITIBANK, N.A.

as Administrative Agent

$1,000,000,000

CITIGROUP GLOBAL MARKETS INC.,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

BANK OF CHINA, NEW YORK BRANCH,

as Joint Lead Arrangers and Joint Bookrunners

JPMORGAN CHASE BANK, N.A.

and

BANK OF AMERICA, N.A.,

as Syndication Agents

BANK OF CHINA, NEW YORK BRANCH,

MORGAN STANLEY MUFG LOAN PARTNERS, LLC,

SOCIETE GENERALE

and

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,

as Documentation Agents

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	69
SECTION 3.02.	Authorization; Enforceability	69
SECTION 3.03.	Governmental Approvals; No Conflicts	69
SECTION 3.04.	Financial Condition; No Material Adverse Change	70
SECTION 3.05.	Litigation	70
SECTION 3.06.	Compliance with Laws, Etc.	70
SECTION 3.07.	Investment Company Status	70
SECTION 3.08.	Taxes	70
SECTION 3.09.	ERISA	70
SECTION 3.10.	Representations and Warranties of Non-U.S. Subsidiary Borrowers	71

ARTICLE IV

CONDITIONS

SECTION 4.01.	Effective Date	71
SECTION 4.02.	Each Credit Event	73

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements and Other Information	73
SECTION 5.02.	Existence; Conduct of Business	75
SECTION 5.03.	Payment of Tax Obligations	75
SECTION 5.04.	Maintenance of Properties; Insurance	75
SECTION 5.05.	Books and Records; Inspection Rights	75
SECTION 5.06.	Compliance with Laws	75
SECTION 5.07.	Use of Proceeds	76

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Liens	76
SECTION 6.02.	Fundamental Changes	77
SECTION 6.03.	Minimum Total Stockholders’ Equity	78
SECTION 6.04.	Subsidiary Indebtedness	78

ARTICLE VII

EVENTS OF DEFAULT

ARTICLE VIII

THE ADMINISTRATIVE AGENT

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SCHEDULE 1.01	- Commitments
SCHEDULE 9.01(a)	- Certain Addresses for Notices

ANNEX I	- Mandatory Cost Formula

EXHIBIT A	- Assignment and Assumption Agreement
EXHIBIT B	- Subsidiary Borrower Designation
EXHIBIT C	- Subsidiary Borrower Termination Notice
EXHIBIT D	- U.S. Tax Certificates

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CREDIT AGREEMENT dated as of June 15, 2012 (this “Agreement”), between NYSE EURONEXT, the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, and CITIBANK, N.A., as Administrative Agent.

The Company (as hereinafter defined) has requested that the Lenders (as so defined) make extensions of credit (by means of loans and/or letters of credit) to it and certain of its subsidiaries in an original aggregate principal or face amount not exceeding $1,000,000,000 at any one time outstanding in the currencies specified herein. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are denominated in Dollars and bear interest at a rate determined by reference to the Alternate Base Rate.

“Additional Commitment Lender” means any Person that agrees to provide a Commitment or (in the case of an existing Lender) agrees to increase the amount of its Commitment, in each case pursuant to Section 2.08(c) or 2.19, with the consent of the Administrative Agent and each Issuing Lender (such consent not to be unreasonably withheld or delayed).

“Administrative Agent” means Citibank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Currency” has the meaning set forth in Section 2.13.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 9.01.

Credit Agreement

“Aggregate Commitments” means the sum of the Multicurrency Commitments and the Euro Commitments. As of the Effective Date, the Aggregate Commitments are $1,000,000,000.

“Agreed Currency” means, at any time, (a) with respect to the Multicurrency Commitments, (i) Dollars, Euros and Pounds Sterling and (ii) with the agreement of each Multicurrency Lender, any other Foreign Currency so long as at such time (x) such Currency is dealt with in the London interbank deposit market, (y) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (z) no authorization of any Governmental Authority in the country of issue is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the relevant Borrower to borrow and repay the principal thereof and to pay the interest thereon and by any Issuing Lender for issuing or making any disbursement with respect to any Letter of Credit hereunder and/or to permit the relevant Borrower to reimburse any Issuing Lender for any such disbursement or pay the interest thereon or to permit any Lender to acquire a participation interest in any Letter of Credit or make any payment to such Issuing Lender in consideration therefor, as applicable, unless such authorization with respect to such Currency has been obtained and is in full force and effect; and (b) with respect to the Euro Commitments, (i) Euros and (ii) with the agreement of each Euro Lender, Dollars and/or any other Foreign Currency so long as at such time (x) such Currency is dealt with in the London interbank deposit market, (y) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (z) no authorization of any Governmental Authority in the country of issue is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the relevant Borrower to borrow and repay the principal thereof, unless in each case such authorization has been obtained and is in full force and effect.

“Agreed Foreign Currency” means, at any time, with respect to any Tranche of Commitments, each Agreed Currency for such Tranche (other than Dollars).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the LIBO Rate for deposits in Dollars for a one month Interest Period commencing on such day (or if such day is not a Business Day, the next preceding Business Day) plus 1.00%; provided that such LIBO Rate for any day shall be based on the rate per annum appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, as determined by the Administrative Agent) at approximately 11:00 a.m., London time, on such day (or the next preceding Business Day, as applicable). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate, respectively.

“Applicable Percentage” means (a) with respect to any Lender when used in reference to a Tranche at any time, the percentage (carried out to the ninth decimal place) of the total Commitments of all of the Lenders under such Tranche represented by the Commitment of such Lender at such time under such Tranche or (b) otherwise with respect to any Lender at any

Credit Agreement

time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by the Commitment of such Lender at such time; provided that in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, as to each Lender under the applicable Tranche, the percentage (carried out to the ninth decimal place) of the total Commitments under such Tranche (disregarding any Defaulting Lender’s Commitments thereunder) represented by such Lender’s Commitment under such Tranche or, as to the Aggregate Commitments, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments (disregarding any Defaulting Lender’s Commitments thereunder) represented by such Lender’s Commitments; provided further that if the Commitments and the obligations of the Issuing Lenders to issue Letters of Credit have been terminated pursuant to Article VII, then the Applicable Percentage of each Lender (including with respect to any Tranche) shall be determined based on the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof and, if applicable, to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, ABR Loan or with respect to the facility fees or participation fees in respect of Letters of Credit payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread”, “Facility Fee Rate” or “Letter of Credit Fee Rate”, respectively, based upon the applicable S&P Rating and/or Moody’s Rating, on such date:

S&P/Moody’s Rating	Eurocurrency Spread	ABR Spread	Facility Fee Rate	Letter of Credit Fee Rate
Category 1 AA-/Aa3 or higher	0.685%	0%	0.065%	0.685%
Category 2 A+/A1	0.795%	0%	0.08%	0.795%
Category 3 A/A2	0.90%	0%	0.10%	0.90%
Category 4 A-/A3	1.00%	0%	0.125%	1.00%
Category 5 < A-/A3 or unrated	1.225%	0.225%	0.15%	1.225%

Credit Agreement

For purposes of the foregoing, (i) if either S&P or Moody’s shall not have in effect a S&P Rating or Moody’s Rating, as the case may be (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based upon the remaining rating, (ii) if the S&P Rating and the Moody’s Rating shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings, (iii) if both S&P and Moody’s shall not have in effect ratings of the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be determined by reference to the rates in Category 5 and (iv) if the S&P Rating and the Moody’s Rating established or deemed to have been established by S&P and Moody’s, respectively, shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of whether notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments in accordance with the terms hereof.

Credit Agreement

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower Materials” has the meaning set forth in Section 9.01.

“Borrower” means the Company or any Subsidiary Borrower, as applicable.

“Borrowing” means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurocurrency Revolving Loans or Competitive Loans of the same Class, Type and Currency that have the same Interest Period (or any single Competitive Loan that does not have the same Interest Period as any other Competitive Loan of the same Type).

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or, with respect to the obligations of any Non-U.S. Subsidiary Borrower, such other city, if any, as reasonably determined by the Administrative Agent, as applicable, are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing in Dollars (or any notice with respect thereto), that is also a day on which dealings in deposits in Dollars are carried out in the London interbank market, (c) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing in any Foreign Currency (other than Euros) (or any notice with respect thereto), or to the issuance or payment under any Letter of Credit in any Foreign Currency (other than Euros) (or any notice with respect thereto), that is also a day on which commercial banks and the foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency and/or (d) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing in Euros (or any notice with respect thereto), or to the issuance or payment under any Letter of Credit in Euros (or any notice with respect thereto), that is also a TARGET Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of Letters of Credit, cash or deposit account balances, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

Credit Agreement

“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority with respect to which a Lender or Issuing Lender is required to comply; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by, or whose election was approved by, the board of directors of the Company nor (ii) appointed by directors so nominated or elected.

“Citibank” means Citibank, N.A.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a Multicurrency Commitment or a Euro Commitment, as applicable.

“Commitment Increase” has the meaning set forth in Section 2.08(c).

“Commitment Increase Date” has the meaning set forth in Section 2.08(c).

“Commitment Termination Date” means (a) June 15, 2015 (or if such date is not a Business Day, the immediately preceding Business Day) or (b) with respect to any Lender the Commitment of which has been extended pursuant to Section 2.19, the date to which such Lender’s Commitment has been so extended.

“Company” means NYSE Euronext, a Delaware corporation.

Credit Agreement

“Competitive”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.04.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Margin” means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Competitive Bid Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Company for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Currency” means the lawful currency of any country.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Lender in writing, or has made a public statement to the effect, that it does not intend to comply with its funding obligations hereunder (unless such

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writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity or (iii) taken any action indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, so long as such ownership interest or action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Company, each Issuing Lender and each Lender.

“Delaware Trust” means NYSE Group Trust, a Delaware trust.

“Delaware Trust Option” means the call option remedy of the Delaware Trust over the priority shares and/or ordinary shares or voting securities of NYSE Group, Archipelago Holdings, Inc. or their respective subsidiaries and the other remedies of the Delaware Trust.

“Dollar Equivalent” of any Currency on any day means (a) the amount of such Currency if such Currency is Dollars or (b) if such Currency is an Agreed Foreign Currency, the amount converted into Dollars at the relevant Exchange Rate for such Agreed Foreign Currency on such day or, if such day is not a Business Day, on the immediately preceding Business Day.

“Dollars” or “$” refers to lawful money of the United States.

Credit Agreement

“Dutch Financial Supervision Act” means the Financial Supervision Act (Wet op het financieel toezicht) including any subordinate decrees and regulations pursuant thereto as amended from time to time.

“Dutch Foundation” means Stichting NYSE Euronext, a foundation (stichting) incorporated and existing under the laws of The Netherlands.

“Dutch Foundation Option” means the call option remedy of the Dutch Foundation over the priority shares and/or common stock or voting securities of Euronext or its subsidiaries and the other remedies of the Dutch Foundation.

“Dutch Subsidiary Borrower” means (a) Euronext and (b) each other Subsidiary Borrower organized under the laws of The Netherlands, in each case so long as such Person shall remain a Subsidiary Borrower hereunder.

“Effective Date” means the date (which shall be a Business Day not later than June 29, 2012) on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Entitled Person” has the meaning set forth in Section 9.11.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived as of the date hereof); (b) the failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, in each case, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or pursuant to Section 4062(e) of ERISA; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from

Credit Agreement

any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the imposition of a Lien under ERISA with respect to any Plan upon the assets of the Company or any ERISA Affiliate.

“EURIBO Rate” means with respect to any Eurocurrency Borrowing in Euros for any Interest Period, the rate per annum equal to the Banking Federation of the European Union EURIBO Rate for such Interest Period displayed on the appropriate page of the Reuters screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euros in the European interbank market) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros for a term comparable to such Interest Period; provided that if the applicable screen rate is not available at such time for any reason, “EURIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in Euros approximately equal in principal amount to such Borrowing and for a term comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the European interbank market at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, unless such rate is below zero, in which case the EURIBO Rate will be deemed to be zero; provided, further, that the EURIBO Rate for any Interest Period shall be adjusted (x) to reflect the Statutory Reserve Rate by multiplying the rate described above by the Statutory Reserve Rate and (y) without duplication, in the case of Eurocurrency Loans by a Lender from its office or branch in the United Kingdom or any Participating Member State, by adding to such rate the Mandatory Cost.

“Euro” or “€” means the single currency of Participating Member States of the European Union.

“Euro Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans to any Borrower, in each case in an Agreed Currency, pursuant to Section 2.01(a)(ii), expressed as a Dollar amount representing the Dollar Equivalent of the maximum aggregate amount of such Lender’s Euro Revolving Exposure hereunder, as such commitment may be changed from time to time pursuant to the terms hereof. The initial amount of each Lender’s Euro Commitment is set forth under the heading “Euro Commitment” on Schedule 1.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender shall have assumed its Euro Commitment, as applicable. The total amount of all Euro Commitments shall not at any time exceed $300,000,000.

“Euro Lender” means (a) on the Effective Date, a Lender having a Euro Commitment and (b) thereafter, a Lender from time to time having a Euro Commitment and/or holding Euro Revolving Exposure.

Credit Agreement

“Euro Reference Rate” means, with respect to any Eurocurrency Loan in Euros, for any day, the rate per annum which is the average of the rates quoted at approximately 10:00 a.m., London time, to leading banks in the European interbank market by the Reference Lenders for the offering of overnight deposits in Euro, as determined by the Administrative Agent; provided that each Euro Reference Rate shall be adjusted, in the case of Euro Reference Rate Loans by a Lender from its office or branch in the United Kingdom or any Participating Member State, by adding to such rate the Mandatory Cost.

“Euro Reference Rate Loan” means any Loan denominated in Euros bearing interest at the Euro Reference Rate.

“Euro Revolving Exposure” means, with respect to any Euro Lender at any time, the aggregate outstanding principal amount of such Lender’s Revolving Loans under the Euro Commitment at such time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to (a) in the case of a Revolving Loan, the LIBO Rate, the EURIBO Rate or the Euro Reference Rate, as applicable and (b) in the case of a Competitive Loan, the LIBO Rate for Dollars.

“Eurodollar”, when used in reference to any Competitive Loan or Competitive Borrowing, refers to such Competitive Loans, or the Competitive Loans comprising such Borrowing, that bear interest at a rate determined by reference to the LIBO Rate for Dollars.

“Euronext” means Euronext N.V., a public limited liability company organized under the laws of The Netherlands and, as of the Effective Date, a wholly-owned indirect Subsidiary of the Company.

“Euronext Borrowing Sublimit” means an amount equal to the lesser of (a) $250,000,000 and (b) the Aggregate Commitments, as such amount may be changed from time to time pursuant to Section 2.08(b).

“Event of Default” has the meaning set forth in Article VII.

“Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (but before giving effect to any actions to occur on such date pursuant to Section 2.23) of which (a) the numerator shall be the Commitment of such Lender and (b) the denominator shall be the Aggregate Commitments; provided that if the Commitments have been terminated pursuant to Article VII, then the Exchange Percentage of each Lender shall be determined based on the Exchange Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., New York City time, on such date on the relevant Reuters screen for

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such Foreign Currency. In the event that such rate does not appear on any Reuters screen, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the Administrative Agent’s spot rate of exchange for such Foreign Currency on the London market at 11:00 a.m., New York City time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Issuing Lender, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company or any Subsidiary Borrower hereunder, (a) income or franchise taxes imposed on (or measured by reference to) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or any other jurisdiction in which it is subject to Tax solely as a result of any present or former connection between the Administrative Agent, such Lender or other recipient, as applicable, and the jurisdiction imposing such Tax other than a present or former connection solely as a result of the activities and transactions specifically contemplated by this Agreement, (b) Other Connection Taxes, (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) of this definition, (d) in the case of a Non-U.S. Lender to a U.S. Borrower, any withholding tax that (A) is imposed on amounts payable to such Non-U.S. Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)) at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Non-U.S. Lender or its assignor (if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such U.S. Borrower with respect to such withholding tax pursuant to Section 2.16(a) or (B) is attributable to such Non-U.S. Lender’s failure to comply with Section 2.16(e); (e) in the case of a Non-U.S. Subsidiary Borrower, any withholding tax (A) that is imposed on amounts payable to the Administrative Agent, any Issuing Lender or Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)) at the time such Administrative Agent, Issuing Lender or Lender becomes a party to this Agreement (or designates a new lending office) or (B) is attributable to the Administrative Agent, the Issuing Lender or Lender, respectively, failing to comply with its obligations under Section 2.16(h); (f) in the case of a U.S. Lender to a U.S. Borrower, any backup withholding Taxes attributable to such U.S. Lender’s failure to comply with Section 2.16(e); and (g) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Commitment Termination Date” has the meaning set forth in Section 2.19(a).

“Existing Credit Agreement” has the meaning set forth in Section 4.01(f).

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“Extension Effective Date” has the meaning set forth in Section 2.19(a).

“Extension Request” has the meaning set forth in Section 2.19(a).

“Facility” means the Commitments and the credit extensions thereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Competitive Eurocurrency Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid. When used in reference to any Loan or Borrowing, “Fixed Rate” refers to whether such Loan, or the Loans constituting such Borrowing, are Competitive Loans bearing interest at a Fixed Rate.

“Foreign Currency” means any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Lender other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States, giving effect for purposes hereof to Section 1.04.

“Governmental Authority” means any nation or government, or state or political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court,

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administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, as and to the extent they satisfy any of the foregoing requirements, any supra-national bodies such as the European Union or the European Central Bank).

“Group” means the Company and its Subsidiaries.

“Group Member” means any entity within the Group.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Guarantor” has the meaning set forth in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Financial Statements” means (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of and for the fiscal years ended December 31, 2010 and December 31, 2011 and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries for the fiscal years ended on said dates, in each case, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (b) the unaudited condensed consolidated statement of financial condition of the Company and its Subsidiaries as of and for the fiscal quarter ended March 31, 2012 and the related consolidated statements of operations, comprehensive income and cash flows of the Company and its Subsidiaries for the fiscal quarter ended on said date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale

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or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but if such Indebtedness has not been assumed, only up to lesser of the amount of such Indebtedness or the fair market value of the property subject to such Lien), (f) all Guarantees by such Person, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information” has the meaning set forth in Section 9.13.

“Interest Election Request” means a request by any Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each of March, June, September and December, (b) with respect to any Eurocurrency Loan (other than any Euro Reference Rate Loan), the last day of the Interest Period for the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Euro Reference Rate Loan, the last day of each calendar month and (d) with respect to any Fixed Rate Loan, the last day of the Interest Period for the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

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“Interest Period” means:

(a) with respect to any Revolving Eurocurrency Loan or Borrowing (other than any Euro Reference Rate Loan or Borrowing), the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender under the applicable Tranche, nine or twelve months or a shorter period) thereafter or, with respect to such portion of any Revolving Eurocurrency Loan or Borrowing (other than any Euro Reference Rate Loan or Borrowing) that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request;

(b) with respect to any Competitive Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months or a shorter period) thereafter or, with respect to such portion of any Competitive Eurodollar Loan or Borrowing that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Competitive Bid Request; and

(c) with respect to any Fixed Rate Loan or Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Loan or Borrowing and ending on the date specified in the applicable Competitive Bid Request;

provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than an Interest Period pertaining to a Eurocurrency Borrowing that ends on the Commitment Termination Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Revolving Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Revolving Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Issuing Lender” means Citibank, N.A. and each other Lender designated by the Company as an “Issuing Lender” hereunder that has agreed to such designation (and is acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld or delayed), each in its capacity as an issuer of Letters of Credit hereunder, and any successor issuer of Letters of Credit hereunder, in each case so long as such Person shall remain an Issuing Lender hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

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“Joint Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page of this Agreement.

“LC Commitment” means, as to any Issuing Lender, its commitment to issue Letters of Credit, and to amend, renew or extend Letters of Credit previously issued by it, pursuant to Section 2.05, in an aggregate face amount at any time outstanding not to exceed (a) in the case of any Issuing Lender party hereto as of the Effective Date, the amount set forth opposite such Issuing Lender’s name under the heading “LC Commitment” on Schedule 1.01 and (b) in the case of any Lender that becomes an Issuing Lender hereunder thereafter, that amount which shall be set forth in the written agreement by which such Lender shall become an Issuing Lender, as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Issuing Lender and the Company (and each such change shall be promptly notified by the Company to the Administrative Agent).

“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower at such time. The LC Exposure of any Multicurrency Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means an amount equal to the lesser of (a) $200,000,000 and (b) the total Multicurrency Commitments. The LC Sublimit is part of, and not in addition to, the Multicurrency Commitments.

“Lender Objection Notice” has the meaning set forth in Section 2.20(a).

“Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a lender party hereto pursuant to the terms hereof, other than any such Person that ceases to be such a party hereto. “Lenders” refers to the Multicurrency Lenders and the Euro Lenders.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

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“LIBO Rate” means, with respect to any Eurocurrency Borrowing in any Agreed Currency (other than Euros) for any Interest Period the rate per annum displayed on, in the case of Dollars, Reuters Screen LIBOR01 Page and, in the case of any Foreign Currency (other than Euros), the appropriate page of such service which displays the British Bankers Association Interest Settlement Rate for deposits in such Foreign Currency (or, in each case, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits denominated in the relevant Currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to (or, in the case of any Eurocurrency Borrowing denominated in Pounds Sterling, on the day of) the commencement of such Interest Period, as the rate for deposits in such Currency for a term comparable to such Interest Period; provided that in the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in the relevant Currency approximately equal in principal amount to such Borrowing and for a term comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to (or, in the case of any Eurocurrency Borrowing denominated in Pounds Sterling, on the day of) the commencement of such Interest Period, unless such rate is below zero, in which case the LIBO Rate will be deemed to be zero; provided, further, that the LIBO Rate for any Interest Period shall be adjusted (x) to reflect the Statutory Reserve Rate by multiplying the rate described above by the Statutory Reserve Rate and (y) without duplication, in the case of Eurocurrency Loans by a Lender from its office or branch in the United Kingdom or any Participating Member State, by adding to such rate the Mandatory Cost.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or similar encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement (but not an operating lease) relating to such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Documents, and each Subsidiary Borrower Designation.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made. For the avoidance of doubt, for Loans in Euros, the Principal Financial Center for the purposes of determining Local Time shall be Brussels, Belgium.

“Mandatory Cost” means the percentage rate per annum calculated by the Administrative Agent in accordance with Annex I.

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“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations or financial condition of the Group taken as a whole, (b) the ability of any Borrower to perform its obligations hereunder and (c) the validity or enforceability of this Agreement and the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Indebtedness” means Indebtedness (excluding any Indebtedness outstanding hereunder), or obligations in respect of one or more Swap Agreements, of any one or more Group Members in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Group Member in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Group Member would be required to pay if such Swap Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Rating” means, at any time, the then current rating by Moody’s of the Index Debt.

“Multicurrency Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans to any Borrower pursuant to Section 2.01(a)(i) and to acquire participations in Letters of Credit issued for the account of any Borrower pursuant to Section 2.05, in each case in an Agreed Currency, expressed as a Dollar amount representing the Dollar Equivalent of the maximum aggregate amount of such Lender’s Multicurrency Revolving Exposure hereunder, as such commitment may be changed from time to time pursuant to the terms hereof. The initial amount of each Lender’s Multicurrency Commitment is set forth under the heading “Multicurrency Commitment” on Schedule 1.01 or in the Assignment and Assumption or other agreement entered into hereunder pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable.

“Multicurrency Lender” means (a) on the Effective Date, a Lender having a Multicurrency Commitment and (b) thereafter, a Lender from time to time having a Multicurrency Commitment and/or holding Multicurrency Revolving Exposure.

“Multicurrency Revolving Exposure” means, with respect to any Multicurrency Lender at any time, the sum of (a) the aggregate outstanding principal amount of such Lender’s Revolving Loans under its Multicurrency Commitments and (b) such Lender’s LC Exposure.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries contributes or is obligated to contribute.

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.19(a).

“Non-U.S. Lender” means any Lender or Issuing Lender that is organized under the laws of a jurisdiction other than laws of the United States, any State thereof or the District of Columbia.

“Non-U.S. Subsidiary Borrower” means any Subsidiary Borrower that is not a U.S. Subsidiary.

“Note” means, collectively, the promissory notes (if any) of each Borrower issued pursuant to this Agreement.

“Notice of Proposed Subsidiary Borrower Designation” has the meaning set forth in Section 2.20(a).

“Objecting Lender” has the meaning set forth in Section 2.20(a).

“Other Connection Taxes” means, with respect to any Issuing Lender or Lender, Taxes imposed as a result of a present or former connection between such Issuing Lender or Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Issuing Lender or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document pursuant to an assignment made pursuant to Section 2.18(b)).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)). Other Taxes shall not include any Taxes imposed on (or measured by reference to) gross income, net income or gain.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning specified in Section 9.04(c)(i).

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“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Patriot Act” has the meaning assigned to such term in Section 9.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law or any Governmental Authority for taxes, assessments or charges that are not yet due or are being contested in compliance with Section 5.03;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or where the validity or amount thereof is being contested in good faith by appropriate proceedings;

(c) pledges and deposits made in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII; and

(f) easements, zoning restrictions, minor title imperfections, restrictions on use, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Group Member;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute.

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“Platform” has the meaning set forth in Section 9.01(c).

“Pounds Sterling” means the lawful currency of England.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Public Lender” has the meaning set forth in Section 9.01(c).

“Reference Lenders” means the Lenders designated from time to time by the Administrative Agent in consultation with the Company. The initial Reference Lenders are Citibank, JPMorgan Chase Bank, N.A. and Bank of America, N.A.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Jurisdiction” means, with respect to any Subsidiary Borrower, the jurisdiction of its organization.

“Required Lenders” means, at any time, Lenders having more than 50% of the outstanding Commitments (or at any time after the Commitments shall have expired or been terminated, more than 50% of the total Revolving Exposures of all of the Lenders at such time); provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII,

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and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans held by any of the Lenders shall be included in their respective Revolving Exposures in determining the Required Lenders. The Required Lenders of the applicable Tranche shall mean, at any time, Lenders having more than 50% of the outstanding Commitments of such Tranche (or, as applicable, of the total Revolving Exposures of all of the Lenders of such Tranche) at such time. The Commitments (or, at any time after the Commitments shall have expired or been terminated, the Revolving Exposure) of any Defaulting Lender shall be excluded for purposes of making a determination of the “Required Lenders”.

“Revolving”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and (as applicable) its LC Exposure at such time.

“S&P” means Standard & Poor’s Financial Services LLC.

“S&P Rating” means, at any time, the then current rating by S&P of the Index Debt.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to its principal functions.

“Second Currency” has the meaning set forth in Section 9.11.

“Sharing Event” means (a) the occurrence of an Event of Default with respect to the Company under clause (g) or (h) of Article VII, (b) the declaration of the termination of all of the Commitments, or the acceleration of the maturity of any Loans, in each case in accordance with Article VII or (c) the failure of any Borrower to pay any principal of, or interest on, any Loans or any LC Disbursements on the Commitment Termination Date on which such amounts are due.

“Significant Group Member” has the meaning set forth in Section 6.02.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended and in effect from time to time; provided that, notwithstanding the foregoing, “Significant Subsidiary” shall include each Subsidiary Borrower.

“Specified Currency” has the meaning set forth in Section 9.11.

“Specified Place” has the meaning set forth in Section 9.11.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus

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the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fee or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset, fee or similar requirement.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Borrower” means each Subsidiary of the Company that is listed on the signature pages hereof under the caption “SUBSIDIARY BORROWERS” and each other Subsidiary of the Company that shall become a Subsidiary Borrower pursuant to Section 2.20, in each case so long as any such Subsidiary shall remain a Subsidiary Borrower hereunder. The term “Subsidiary Borrower” includes any of the U.S. Subsidiary Borrowers and the Non-U.S. Subsidiary Borrowers. As of the Effective Date, Euronext is the only Subsidiary Borrower hereunder.

“Subsidiary Borrower Designation” means a Subsidiary Borrower Designation entered into by the Company and a Subsidiary of the Company pursuant to Section 2.20, pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 2.20(b)) be designated as a Borrower hereunder, substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Subsidiary Borrower Termination Notice” has the meaning set forth in Section 2.20(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Group Member shall be a Swap Agreement.

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“TARGET2” means the Trans–European Automated Real–time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Stockholders’ Equity” means the total consolidated stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that (i) accumulated other comprehensive income (or loss) and (ii) noncontrolling interests shall each be excluded from “Total Stockholders’ Equity”.

“Tranche”, when used in reference to any Borrowing or Loan, refers to whether such Borrowing or Loan is made under the Multicurrency Commitments or the Euro Commitments; when used in reference to the Commitments, refers to whether the Commitments are the Multicurrency Commitments or the Euro Commitments; when used in reference to any Lender, refers to whether such Lender is a Multicurrency Lender or a Euro Lender; and when used in reference to any Revolving Exposure, refers to whether such Revolving Exposure is Multicurrency Revolving Exposure or Euro Revolving Exposure.

“Tranche Consolidation Date” has the meaning set forth in Section 2.01(b).

“Transactions” means the execution and delivery by each of the Company and each Subsidiary Borrower of this Agreement and the other Loan Documents to which it is a party, the performance of their respective obligations hereunder, and the borrowing of Loans and issuance of Letters of Credit hereunder.

“Trust Options” means the Delaware Trust Option and the Dutch Foundation Option.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to a Eurocurrency interest rate generally, or specifically, in the case of a Revolving Loan or Borrowing, the Alternate Base Rate, the LIBO Rate, the EURIBO Rate or the Euro Reference Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate for Dollars or a Fixed Rate.

“United States” means the United States of America.

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“U.S. Borrower” means the Company or any U.S. Subsidiary Borrower, as applicable.

“U.S. Lender” means any Lender or Issuing Lender other than a Non-U.S. Lender.

“U.S. Subsidiary” means any Subsidiary of the Company that is organized under the laws of any State of the United States or the District of Columbia.

“U.S. Subsidiary Borrower” means any Subsidiary Borrower that is a U.S. Subsidiary.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Revolving Loan” or “Eurodollar Competitive Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “EURIBO Rate Borrowing”) or by Class and Type (e.g., a “EURIBO Rate Revolving Borrowing”). Loans and Borrowings may also be classified and referred to by Currency.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of time in this Agreement from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.

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SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Currencies; Currency Equivalents; Provisions Relating to Euros. (a) At any time, any reference in this Agreement to the Currency of any particular nation (or, in the case of Euros, of the Participating Member States) means the lawful currency of such nation or (in the case of Euros) the Participating Member States, as applicable, at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.10(b), for purposes of determining (i) whether the amount of any Borrowing or any Letter of Credit, together with all other Borrowings and Letters of Credit then outstanding or to be borrowed or issued at the same time as such Borrowing, would exceed the Aggregate Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the Revolving Exposure, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Agreed Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the relevant Foreign Currency of such Borrowing or Letter of Credit, as the case may be, determined as of the date of such Borrowing (determined, in the case of any Eurocurrency Borrowing, in accordance with the last sentence of the definition of the term “Interest Period”) or the date of the issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, Loan or Letter of Credit an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the relevant Issuing Lender, as the case may be.

(c) Each obligation hereunder of any party hereto that is denominated in a Currency of a country that is not a Participating Member State on the date hereof shall, effective from the date on which such country becomes a Participating Member State, be redenominated in Euros in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such Currency, such party shall be entitled to pay or repay such amount either in Euros or in such Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such

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Currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such country becomes a Participating Member State, unless the Company reasonably objects thereto; provided that, with respect to any Borrowing denominated in such Currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Issuing Lenders, and of the Lenders and the Issuing Lenders to the Borrowers, under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof, unless the Company reasonably objects thereto.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. (a) Tranches. Subject to the terms and conditions set forth herein,

(i) each Multicurrency Lender agrees to make Revolving Loans in any Agreed Currency to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (A) the Dollar Equivalent of such Lender’s Multicurrency Revolving Exposure exceeding such Lender’s Multicurrency Commitment, (B) (x) the Dollar Equivalent of the total Revolving Exposures plus (y) the aggregate principal amount of outstanding Competitive Loans exceeding the Aggregate Commitments or (C) the Dollar Equivalent of the total Revolving Exposures in respect of Euronext exceeding the Euronext Borrowing Sublimit; and

(ii) each Euro Lender agrees to make Revolving Loans in any Agreed Currency to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (A) the Dollar Equivalent of such Lender’s Euro Revolving Exposure exceeding such Lender’s Euro Commitment, (B) (x) the Dollar Equivalent of the total Revolving Exposures plus (y) the aggregate principal amount of outstanding Competitive Loans exceeding the Aggregate Commitments or (C) the Dollar Equivalent of the total Revolving Exposures in respect of Euronext exceeding the Euronext Borrowing Sublimit.

Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans under the applicable Tranche.

(b) Consolidation of Tranches. If at any time the Euro Lenders shall authorize (in their sole discretion) Borrowings under the Euro Commitments to be made in the same Currencies then permitted under the Multicurrency Tranche, then on such date (or such later date

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within five Business Days following such date as may be agreed to by the Administrative Agent and the Company and notified to the Lenders) (the “Tranche Consolidation Date”) the two separate Tranches shall thereafter be consolidated into and treated as a single tranche for all purposes hereof (and references to any “Tranche” shall be disregarded) and the provisions hereof applicable to the Multicurrency Tranche shall apply to such single tranche (and, notwithstanding anything herein to the contrary, the Company and the Administrative Agent (without the consent of any other Person) may enter into amendments to this Agreement to the extent necessary to reflect such consolidation of the Tranches). If, on the Tranche Consolidation Date, any Revolving Loans are then outstanding under either Tranche of Commitments, the Company and/or the other Borrowers shall (i) borrow Revolving Loans from all or certain of the Lenders and/or prepay Revolving Loans of all or certain of the Lenders such that, after giving effect thereto, the Revolving Loans are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to such consolidation of the Tranches) and (ii) pay to such Lenders the amounts, if any, payable under Section 2.15 in connection with such prepayments. Upon the Tranche Consolidation Date, the participation interests of the Lenders in the then outstanding Letters of Credit, if any, shall automatically be adjusted to reflect, and each Lender (including each Lender which theretofore was a Euro Lender) shall have a participation in each such Letter of Credit equal to, such Lenders’ respective Applicable Percentage of the aggregate amount available to be drawn under each such Letter of Credit (after giving effect to such consolidation of the Tranches).

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Revolving Loan under a Tranche shall be made as part of a Borrowing consisting of Revolving Loans of the same Currency and Type made by the relevant Lenders under such Tranche ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 2.13, (i) each Revolving Borrowing by any U.S. Borrower shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in the same Currency as such Borrower may request in accordance herewith (provided that ABR Loans shall be available only to any U.S. Borrower under the Multicurrency Commitments and shall be denominated only in Dollars), (ii) each Revolving Borrowing by any Non-U.S. Subsidiary Borrower shall be constituted entirely of Eurocurrency Loans denominated in the same Currency as such Subsidiary Borrower may request in accordance herewith and (iii) each Competitive Borrowing shall be constituted entirely of Eurodollar Loans or Fixed Rate Loans in Dollars as the Company may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan to any Borrower by causing any U.S. or non-U.S. branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

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(c) Minimum Amounts. Each Revolving Borrowing shall be in an amount at least equal to 1,000,000 units of the relevant Currency or, with respect to any Agreed Foreign Currency, such other minimum amount as may be agreed to by the Administrative Agent; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments under the relevant Tranche. Each Competitive Borrowing shall be in an amount at least equal to $1,000,000.

(d) Limitation on Number of Borrowings. Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Revolving Borrowings outstanding.

(e) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request (or to elect to convert or continue) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date (provided that, if at any time there shall exist different Commitment Termination Dates for the Lenders hereunder, such Interest Period shall not end after the latest applicable Commitment Termination Date).

(f) Minimum Amount of Initial Credit Extension in relation to Dutch Subsidiary Borrower. In the event that, at the time of a Borrowing by a Dutch Subsidiary Borrower or at the time of an issuance of a Letter of Credit for the account of a Dutch Subsidiary Borrower, each Lender making a Loan comprising such Borrowing or acquiring a participation in such Letter of Credit shall not have, at the time of or prior to the making of such Loan or issuance of Letter of Credit, made or held a Loan to any Borrower or had LC Exposure hereunder in an amount equal to at least €100,000 or such other amount that will from time to time be applicable under the Dutch Financial Supervision Act (or, in either case, its equivalent in another Currency) (provided that such other amount, if any (to the extent that the Dutch Subsidiary Borrower has knowledge thereof), shall be notified by the Dutch Subsidiary Borrower to the Administrative Agent prior to such Borrowing by or issuance of Letter of Credit for the account of such Dutch Subsidiary Borrower), then the minimum amount of such Borrowing by such Dutch Subsidiary Borrower or the minimum face amount of such Letter of Credit issued for the account of such Dutch Subsidiary Borrower shall be such that the Applicable Percentage of such Loan of, or the participation in such Letter of Credit acquired by each relevant Lender shall be at least €100,000 or such other amount, as applicable (or its equivalent in another Currency).1

SECTION 2.03. Requests for Revolving Borrowings.

(a) Notice by Borrowers. To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone:

(i) in the case of an ABR Borrowing by any U.S. Borrower, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing;

[1]	SUBJECT TO REVIEW OF NYX’S DUTCH COUNSEL.

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(ii) in the case of a Eurocurrency Borrowing in Dollars by any U.S. Borrower, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or such shorter period as the Administrative Agent may agree);

(iii) in the case of a Eurocurrency Borrowing in Euros bearing interest at the Euro Reference Rate, not later than 9:00 a.m., London time, on the date of the proposed Borrowing;

(iv) in the case of a Eurocurrency Borrowing in Euros bearing interest at the EURIBO Rate, not later than 1:00 p.m., London time, three Business Days before the date of the proposed Borrowing (or such shorter period as the Administrative Agent may agree); or

(v) in the case of a Eurocurrency Borrowing in any Agreed Foreign Currency (other than Euros) or in the case of a Eurocurrency Borrowing in Dollars by any Non-U.S. Subsidiary Borrower, not later than 1:00 p.m., London time, three Business Days before the date of the proposed Borrowing (or such shorter period as the Administrative Agent may agree).

Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

(b) Content of Borrowing Requests. Each telephonic and written Borrowing Request for a Revolving Borrowing by any Borrower shall specify the following information in compliance with Section 2.02:

(i) the applicable Tranche under which such Borrowing shall be made;

(ii) the aggregate amount and Currency of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Borrowing in Dollars by any U.S. Borrower, whether such Borrowing will bear interest at the Alternate Base Rate or the LIBO Rate;

(v) in the case of a Eurocurrency Borrowing in Euros, whether such Borrowing will bear interest at the EURIBO Rate or the Euro Reference Rate; and

(vi) in the case of a Eurocurrency Borrowing (other than any Euro Reference Rate Loan), the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(e); and

(vii) the location and number of the account to which funds are to be disbursed.

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(c) Notice by Administrative Agent to Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. (i) With respect to any Borrowing Request in respect of a Revolving Borrowing by any U.S. Borrower:

(A) if no election as to the Currency of such Borrowing is specified, then the requested Revolving Borrowing shall be denominated in Dollars;

(B) if no election as to the Type of such Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, unless an Agreed Foreign Currency has been specified, in which case such Borrowing shall be a Eurocurrency Borrowing in such Agreed Foreign Currency; and

(C) if no Interest Period is specified with respect to any requested Revolving Eurocurrency Borrowing, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be made instead as an ABR Borrowing and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(ii) With respect to any Borrowing Request in respect of a Revolving Borrowing by any Non-U.S. Subsidiary Borrower:

(A) if no election as to the Currency of such Borrowing is specified, then the requested Revolving Borrowing shall be denominated in Euros; and

(B) if no Interest Period is specified with respect to such Borrowing, such Non-U.S. Subsidiary Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04 Competitive Bid Procedure.

(a) Requests for Bids by Company. Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company may request Competitive Bids for Competitive Loans to be made to the Company in Dollars and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the Dollar Equivalent of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the Aggregate Commitments. To request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Company may submit up to (but not more than) five Competitive Bid Requests on the same day. Each such telephonic

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Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period for such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(e); and

(v) the location and number of the account to which funds are to be disbursed.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Making of Bids by Lenders. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Competitive Eurodollar Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $1,000,000 or a larger multiple of $1,000,000) and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period for each such Loan and the last day thereof.

(c) Notification of Bids by Administrative Agent. The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

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(d) Acceptance of Bids by Company. Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Competitive Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 (or a larger multiple of $1,000,000); provided further that in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

(e) Notification of Acceptances by Administrative Agent. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) Bids by Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

(g) Funding of Competitive Bid Loans. Any Lender whose offer to make any Competitive Bid Loan has been accepted in accordance with the terms and conditions of this Section 2.04 shall, not later than 12:00 noon New York City time on the date specified for the making of such Competitive Bid Loan, make the amount of such Competitive Bid Loan available to the Administrative Agent at an account designated by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account designated by the Company.

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SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, any Borrower (on behalf of itself or any of its Subsidiaries) may request the issuance of Letters of Credit in any Agreed Currency by any Issuing Lender for the account of such Borrower, in a form acceptable to the Administrative Agent and such Issuing Lender (such acceptance not to be unreasonably withheld or delayed), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the relevant Borrower (or the Company on its behalf) to, or entered into by the relevant Borrower (or the Company on its behalf) with, the relevant Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Letters of Credit issued hereunder shall constitute utilization of the Multicurrency Commitments. Notwithstanding anything herein to the contrary, no Letters of Credit may be issued under the Euro Commitments.

(b) Notice of Issuance, Amendment, Renewal, Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to the Issuing Lender that is selected by it to issue such Letter of Credit and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying:

(i) if applicable, the name of the Subsidiary of the Company to be an applicant with respect to the issuance of a Letter of Credit;

(ii) the date of issuance, amendment, renewal or extension of such Letter of Credit (which shall be a Business Day);

(iii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section);

(iv) the amount and Currency of such Letter of Credit;

(v) the name and address of the beneficiary thereof; and

(vi) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit as the relevant Issuing Lender may reasonably require (and, if a Subsidiary shall be an applicant to such Letter of Credit the Company shall cause such Subsidiary to furnish to the relevant Issuing Lender such other information pertaining to such Letter of Credit as may be necessary in connection with such preparation, amendment, renewal or extension).

If requested by the relevant Issuing Lender, the relevant Borrower also shall, (and, if a Subsidiary shall be an applicant to such Letter of Credit, the Company shall cause such Subsidiary to) submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.

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(c) Limitation on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the total LC Exposure shall not exceed the LC Sublimit, (ii) the Dollar Equivalent of the total Multicurrency Revolving Exposures shall not exceed the total Multicurrency Commitments, (iii) (x) the Dollar Equivalent of the total Revolving Exposures plus (y) the aggregate principal amount of outstanding Competitive Loans shall not exceed the Aggregate Commitments and (iv) the Dollar Equivalent of the total LC Exposure with respect to Letters of Credit issued by the relevant Issuing Lender shall not exceed such Issuing Lender’s LC Commitment.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Commitment Termination Date; provided that, if at any time there shall exist different Commitment Termination Dates for the Lenders hereunder, the “Commitment Termination Date” referred to in clause (ii) above shall refer to the latest applicable Commitment Termination Date; provided further that any Letter of Credit with a one year term may provide for automatic renewal thereof for additional one year periods, which in no event shall extend beyond the date referred to in clause (ii) above.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lenders or the Lenders, the relevant Issuing Lender hereby grants to each Multicurrency Lender, and each Multicurrency Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Multicurrency Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Multicurrency Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

In consideration and in furtherance of the foregoing, each Multicurrency Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the relevant Issuing Lender, such Multicurrency Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed by the relevant Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the relevant Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Multicurrency Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing

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Lender the amounts so received by it from the Multicurrency Lenders. Promptly following receipt by the Administrative Agent of any payment from the relevant Borrower pursuant to the immediately succeeding paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Multicurrency Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Multicurrency Lenders and such Issuing Lender as their interests may appear. Any payment made by a Multicurrency Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If the relevant Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Local Time, on (i) the Business Day that the relevant Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., Local Time, or (ii) the Business Day immediately following the day that the relevant Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that if such LC Disbursement is not less than $1,000,000 and such Letter of Credit is denominated in Dollars or Euro, the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Loan or Euro Reference Rate Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan. If the relevant Borrower fails to make such payment when due and shall not have requested a Loan in accordance with Section 2.03, the Administrative Agent shall notify each Multicurrency Lender of the applicable LC Disbursement and Currency, the payment then due from the relevant Borrower in respect thereof and such Multicurrency Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Multicurrency Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the relevant Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Multicurrency Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Multicurrency Lenders.

(g) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision thereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the occurrence of any Default, (v) the existence of any proceedings of the type described in clause (g) or (h) of Article VII with respect to any Borrower or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder.

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Neither the Administrative Agent, the Multicurrency Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender thereof or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrowers or to any Multicurrency Lender that has funded its participation hereunder in such Letter of Credit to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower and the Multicurrency Lenders to the extent permitted by applicable law) suffered by the Borrowers or any such Multicurrency Lender, as the case may be, that are caused by an Issuing Lender’s failure to exercise the standard of care agreed to hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Disbursement Procedures. The relevant Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Lender. The relevant Issuing Lender shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the relevant Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the relevant Borrower reimburses such LC Disbursement, (i) in the case of any Letter of Credit for the account of any U.S. Borrower denominated in Dollars, at the rate per annum then applicable to ABR Revolving Loans and (ii) otherwise, at the rate per annum which would have

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been payable if the overdue amount had, during the period of nonpayment, constituted a Revolving Loan in the relevant Currency of the overdue amount with an Interest Period reasonably selected by the Administrative Agent; provided that, if the relevant Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the relevant Issuing Lender, except that interest accrued on and after the date of payment by any Multicurrency Lender pursuant to paragraph (e) of this Section to reimburse the relevant Issuing Lender shall be for account of such Multicurrency Lender to the extent of such payment.

(j) Additional Issuing Lenders; Termination of Issuing Lenders. An Issuing Lender may be added, or an existing Issuing Lender may be terminated, under this Agreement at any time by written agreement between the Company, the Administrative Agent and the relevant Issuing Lender. The Administrative Agent shall notify the Multicurrency Lenders of any such addition or termination. At the time any such termination shall become effective, the relevant Borrower or Borrowers shall pay all unpaid fees accrued pursuant to Section 2.11(b) for account of the Issuing Lender being terminated. From and after the effective date of any such addition, the new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such termination, but shall not be required to issue any new Letters of Credit or to renew or extend any such outstanding Letters of Credit.

SECTION 2.06. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, or (in the case of any ABR Borrowing) by 2:00 p.m., New York City time, in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that, notwithstanding anything herein to the contrary, in the case of any Euro Reference Rate Borrowing under the Multicurrency Commitments, Bank of China, New York Branch shall be permitted to fund the Loan to be made by it with respect to such Borrowing under this Section by 12:00 noon, Local Time, on the second Business Day following the proposed date of such Borrowing (provided that (i) such Lender’s obligation to fund such Loan shall become unconditional from and after the time any other Multicurrency Lender shall have funded its respective Loans under such Borrowing and (ii) if, at any time after the date hereof, such Lender shall be able to fund Euro Reference Rate Loans on a same-day basis, it shall promptly notify the Administrative Agent and the Company thereof, whereupon this proviso shall cease to apply to such Lender). The Administrative Agent will make such Loans available to the relevant Borrower by remitting the amounts so received, in like funds, to an account designated by such Borrower in the Borrowing Request or Competitive Bid Request promptly on the same day following receipt thereof from the relevant Lenders.

(b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to or (in the case of any ABR Borrowing or Euro

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Reference Rate Borrowing) on the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the relevant Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, calculated at a rate of interest determined by the Administrative Agent to reflect its cost of funds. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections.

(a) Elections by Borrowers for Revolving Borrowings. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Revolving Eurocurrency Borrowing (other than for any Euro Reference Rate Loan), shall have the Interest Period specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Revolving Eurocurrency Borrowing (other than for any Euro Reference Rate Loan), may elect the Interest Period therefor, all as provided in this Section and to the extent the applicable Borrower would be entitled to request a Borrowing of such Type as a new Borrowing hereunder; provided that (i) a Revolving Borrowing denominated in one Currency may not be continued as, or converted to, a Revolving Borrowing in a different Currency, and (ii) no Revolving Eurocurrency Borrowing in a Currency other than Dollars may be continued if, after giving effect thereto, the sum of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the Aggregate Commitments. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

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(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether, in the case of a Borrowing in Dollars by a U.S. Borrower, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) in the case of a Eurocurrency Borrowing (other than a Euro Reference Rate Borrowing), the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(e).

(d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If any Borrower fails to deliver a timely and complete Interest Election Request with respect to a LIBO Rate or EURIBO Rate Revolving Borrowing of such Borrower prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is made to any U.S. Borrower and is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency or is made to any Non-U.S. Subsidiary Borrower, the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the relevant Borrower, then, so long as an Event of Default is continuing, no outstanding Eurocurrency Borrowing may have an Interest Period of more than one month’s duration.

SECTION 2.08. Termination, Reduction and Increase of Commitments.

(a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

(b) Voluntary Termination or Reduction; Changes to Euronext Borrowing Sublimit. The Company may at any time terminate, or from time to time reduce, the Multicurrency Commitments or the Euro Commitments; provided that (i) each reduction of any of the Tranches of the Commitments shall be in an amount equal to at least $1,000,000 and

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(ii) the Company shall not terminate or reduce any Tranche of Commitments if, after giving effect to any concurrent prepayment of the Loans under such Tranche in accordance with Section 2.10, the sum of the Dollar Equivalent of the total Revolving Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the Aggregate Commitments. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments hereunder at least three Business Days prior to the effective date of such termination or reduction, specifying whether such election relates to the Multicurrency Commitments and/or the Euro Commitments and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditional, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent; provided that the reduction of the Commitments shall not preclude a subsequent increase thereof in accordance with Section 2.08(c). Each reduction of the applicable Commitments shall be made ratably among the relevant Lenders of the affected Tranche in accordance with their respective Commitments under such Tranche. The Company may at any time or from time to time upon at least three Business Days’ prior notice to the Administrative Agent reduce or increase the amount of the Euronext Borrowing Sublimit; provided that (i) each such change thereof shall be in an amount of at least $1,000,000 and (ii) the Euronext Borrowing Sublimit shall not exceed the Aggregate Commitments.

(c) Increase of Commitment.

(i) Requests for Increase. The Company may, at any time following the Effective Date, effect an increase in the Commitments under either Tranche hereunder (each such increase being a “Commitment Increase”) by having an Additional Commitment Lender provide a new or additional Commitment hereunder, by notice to the Administrative Agent specifying the amount of the relevant Commitment Increase, the identity of the Additional Commitment Lender(s) and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the Commitment Termination Date (or, if there shall be more than one Commitment Termination Date at such time, the then latest Commitment Termination Date); provided that:

(A) the minimum amount of each Commitment Increase shall be $25,000,000;

(B) the aggregate amount of all Commitment Increases hereunder shall not exceed $500,000,000;

(C) at the time of any such Commitment Increase, no Default shall have occurred and be continuing or would result therefrom; and

(D) the representations and warranties set forth in Article III shall be true and correct in all material respects (or, in the case of any such representations and

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warranties qualified as to materiality, in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice by the Company under this paragraph shall be deemed to constitute a representation and warranty by the Company as to the matters specified in clauses (B), (C) and (D) above as of the relevant Commitment Increase Date. Notwithstanding anything herein to the contrary, no Lender shall have any obligation hereunder to become an Additional Commitment Lender and any election to do so shall be in the sole discretion of each Lender.

(ii) Effectiveness of Increase. Each Commitment Increase (and the new or additional Commitment of each Additional Commitment Lender resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, of:

(A) a certificate of a duly authorized senior officer of the Company stating that the conditions with respect to such Commitment Increase under this paragraph (c) have been satisfied;

(B) an agreement, in form and substance satisfactory to the Company and the Administrative Agent, pursuant to which such Additional Commitment Lender shall, effective as of such Commitment Increase Date, provide a new or additional Commitment hereunder in the amount specified therein and (if not then an existing Lender) become a Lender hereunder, in each case duly executed by such Additional Commitment Lender and the Company and acknowledged by the Administrative Agent; and

(C) such evidence of authority of the Company to effect such Commitment Increase as the Administrative Agent may reasonably request.

Upon the Administrative Agent’s receipt of a fully executed agreement from each Additional Commitment Lender referred to in clause (B) above, together with the certificate and/or other documents referred to in clauses (A) and (C) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Company and the Lenders (including each Additional Commitment Lender).

On each Commitment Increase Date, if any Revolving Loans are then outstanding under the Tranche of Commitments that is subject to such increase, the Company and/or the other Borrowers shall (i) borrow Revolving Loans from all or certain of the Lenders under such Tranche and/or prepay Revolving Loans of all or certain of the Lenders under such Tranche such that, after giving effect thereto, the Revolving Loans under such Tranche are held ratably by the Lenders under such Tranche in accordance with their respective Commitments under such Tranche (after giving effect to such Commitment Increase) and (ii) pay to such Lenders the amounts, if any, payable under Section 2.15 in connection with such prepayments. Upon each

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such Commitment Increase under the Multicurrency Commitments, the participation interests of the Multicurrency Lenders in the then outstanding Letters of Credit shall automatically be adjusted to reflect, and each such Multicurrency Lender (including each Additional Commitment Lender holding a Multicurrency Commitment) shall have a participation in each such Letter of Credit equal to, such Multicurrency Lenders’ respective Applicable Percentage of the aggregate amount available to be drawn under each such Letter of Credit, after giving effect to such increase.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Repayment. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Commitment Termination Date. The Company hereby unconditionally promises to pay to the Administrative Agent for account of each Lender that makes a Competitive Loan the then unpaid principal amount of such Competitive Loan on the last day of the Interest Period for such Competitive Loan.

(b) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the relevant Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and the Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(d) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the relevant Borrower to repay the Loans made to such Borrower in accordance with the terms of this Agreement.

(e) Promissory Notes. Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Any Lender that ceases to be a Lender hereunder shall as promptly as practicable return its notes (if any) to the relevant Borrower after termination of such Lender’s Commitment and payment to it of all principal and interest owing to it hereunder.

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SECTION 2.10. Prepayment of Loans.

(a) Optional Prepayments. Each Borrower shall have the right at any time and from time to time to prepay, without premium or penalty (but subject to Section 2.15), any Borrowing made by it in whole or in part, subject to the requirements of paragraph (c) of this Section; provided that the Company shall not have the right to prepay any Competitive Loan without the prior consent of the Lender that has made such Competitive Loan.

(b) Mandatory Prepayments Due to Currency Fluctuations. On the first Business Day of each calendar month or at such other times as the Required Lenders may request (provided that not more than one such request may be made in any rolling three month period), the Administrative Agent shall determine the aggregate Revolving Exposure for each Tranche (including the Dollar Equivalent of any portion thereof that is denominated in Foreign Currencies). For the purpose of this determination, the outstanding principal amount of any Loan and the undrawn face amount of any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent thereof as of the relevant determination date. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Company thereof. If, on the date of any determination, (A) the Dollar Equivalent of the total Revolving Exposures under the relevant Tranche exceeds 105% of the total Commitments of such Tranche, (B) the sum of (x) the Dollar Equivalent of the total Revolving Exposures (so calculated) plus (y) the aggregate principal amount of outstanding Competitive Loans of the Lenders exceeds 105% of the Aggregate Commitments or (C) the Dollar Equivalent of the total Revolving Exposures in respect of Loans to or Letters of Credit for the account of Euronext exceeds the Euronext Borrowing Sublimit, then (in the case of clauses (A) and (B)) the Company shall (or shall cause a Subsidiary Borrower to), and (in the case of clause (C)) Euronext shall, within three Business Days after a request by the Required Lenders (or, in the case of clause (A), the Required Lenders under the relevant Tranche), in each case through the Administrative Agent, first, prepay the Revolving Loans under the relevant Tranche (if applicable), next, provide Cash Collateral for LC Exposure as specified in Section 2.21(a)) under the relevant Tranche (if applicable), and, finally, prepay Competitive Bid Loans, in an aggregate amount at least equal to the amount of such excess (if any).

(c) Notices, Etc. The relevant Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of any Revolving Borrowing hereunder:

(i) in the case of prepayment of an ABR Borrowing by any U.S. Borrower, not later than 11:00 a.m., New York City time, on the date of prepayment;

(ii) in the case of prepayment of a Eurocurrency Borrowing in Dollars by any U.S Borrower, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment;

(iii) in the case of prepayment of a Euro Reference Rate Borrowing, not later than 9:00 a.m., London time, on the date of prepayment;

(iv) in the case of prepayment of a EURIBO Rate Borrowing, not later than 1:00 p.m., London time, three Business Days before the date of prepayment; or

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(v) in the case of prepayment of a Eurocurrency Borrowing in any Agreed Foreign Currency (other than Euros) or in the case of any Eurocurrency Borrowing in Dollars by any Non-U.S. Subsidiary Borrower, not later than 1:00 p.m., London time, three Business Days before the date of prepayment.

Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and the Tranche of such Borrowing; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of a Revolving Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees.

(a) Facility Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that any such fees then accrued and unpaid shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. Each Borrower agrees to pay in Dollars to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Revolving Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure. The relevant Borrower agrees to pay to the relevant Issuing Lender of each Letter of Credit (i) a fronting fee, which shall accrue at such rate as may be agreed in writing between such Issuing Lender and the Company on the average daily amount of the LC Exposure (excluding any

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portion thereof attributable to unreimbursed LC Disbursements) under such Letter of Credit during the period from and including the Effective Date to but excluding the date on which there ceases to be any LC Exposure thereunder and (ii) its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which amounts under clauses (i) and (ii) above shall be payable in the Currency in which such Letter of Credit is denominated (unless such Issuing Lender and the relevant Borrower shall otherwise agree). Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that any such fees then accrued and unpaid shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and the Currency and at the times separately agreed upon between the Company and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise provided in this Section) and immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) Dollar Revolving Loans. The Loans comprising each Revolving Borrowing in Dollars shall bear interest at a rate per annum equal to:

(i) in the case of each ABR Borrowing, the Alternate Base Rate plus the Applicable Rate; and

(ii) in the case of each LIBO Rate Borrowing in Dollars, the LIBO Rate for Dollars for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) Foreign Currency Revolving Loans. The Loans comprising each Eurocurrency Revolving Borrowing in any Agreed Foreign Currency shall bear interest at a rate per annum equal to:

(i) in the case of a EURIBO Rate Loan, the EURIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate;

(ii) in the case of a Euro Reference Rate Loan, the Euro Reference Rate for each day for such Loan plus the Applicable Rate; and

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(iii) in the case of a Revolving Loan in any Agreed Foreign Currency (other than Euros), the LIBO Rate for such Agreed Foreign Currency for the Interest Period in effect for such Loan plus the Applicable Rate.

(c) Competitive Loans. The Loans comprising each Competitive Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Loan, the LIBO Rate for Dollars for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Competitive Bid Margin applicable to such Loan and (ii) in the case of a Fixed Rate Loan, the Fixed Rate applicable to such Loan.

(d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus (x) in the case of amounts payable in Dollars, the rate applicable to ABR Loans as provided in paragraph (a)(i) of this Section and (y) otherwise, the rate which would have been payable if the overdue amount had, during the period of nonpayment, constituted a Loan in the relevant Agreed Foreign Currency of the overdue amount with an Interest Period reasonably selected by the Administrative Agent.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Revolving Eurocurrency Loan prior to the end of the Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on all Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, LIBO Rate, EURIBO Rate or Euro Reference Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for any Eurocurrency Borrowing (the Currency of such Borrowing herein called the “Affected Currency”):

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or EURIBO Rate, as applicable, for the Affected Currency for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Competitive Eurodollar Loan, the Lender that is required to make a Loan included in such Borrowing) that the LIBO Rate or the EURIBO Rate, as applicable, for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing in the Affected Currency to, or the continuation of any Revolving Borrowing in the Affected Currency as, a Eurocurrency Borrowing shall be ineffective, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Revolving LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing, (iii) if the Affected Currency is an Agreed Foreign Currency, any Borrowing Request that requests a Revolving Eurocurrency Borrowing (other than a Euro Reference Rate Borrowing) denominated in the Affected Currency shall be ineffective and (iv) any request by the relevant Borrower for a Competitive Eurodollar Borrowing in the Affected Currency shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Company for Competitive Eurodollar Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.14. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate or EURIBO Rate) or any Issuing Lender; or

(ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or

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receivable by such Lender or Issuing Lender hereunder (whether of principal, interest or otherwise), then the relevant Borrower will pay to such Lender or Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or Issuing Lender for such additional costs incurred or reduction suffered. This Section shall not apply with respect to Taxes.

(b) Capital Requirements. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy or liquidity, as applicable), then from time to time the relevant Borrower will pay to such Lender or Issuing Lender, as the case may be, in Dollars such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive, provided that such determinations are made on a reasonable basis. The relevant Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount due within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 45-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Competitive Loans. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

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SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or Fixed Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the assignment as a result of a request by the Company pursuant to Section 2.18(b) of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period therefor, then, in any such event, the relevant Borrower (or, in the case of clause (e) above, the Company) shall compensate each Lender for the loss, cost and expense incurred by it as a result thereof, and in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that, for purposes of calculating amounts payable by any Borrower or the Company, as applicable, to the Lenders under this Section, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the LIBO Rate or EURIBO Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London or European (as applicable) interbank market for the relevant currency in a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive, provided that such determinations are made on a reasonable basis. The relevant Borrower shall pay such Lender the amount due within 10 days after receipt thereof.

SECTION 2.16. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be deducted or withheld from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, a Lender or an Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrowers. In addition, (i) each Borrower shall pay any Other Taxes imposed with respect to any payment made by such Borrower or the execution, delivery or enforcement of this Agreement and the Other Loan Documents by or against such Borrower, and (ii) the Company shall pay any Other Taxes not described in clause (i) above, in each case, to the relevant Governmental Authority in accordance with applicable law.

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(c) Indemnification by Borrowers. Without duplication of any additional amounts paid pursuant to Section 2.16(a), each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) for which such Borrower is responsible pursuant to this Agreement and that were paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that if any Borrower determines that any such Indemnified Taxes or Other Taxes were not correctly or legally imposed or asserted, the Administrative Agent, the relevant Lender or the relevant Issuing Lender, as applicable, shall allow such Borrower to contest (and shall cooperate in such contest), the imposition of such Tax upon the reasonable request of such Borrower and at such Borrower’s expense; provided, however, that the Administrative Agent, the relevant Lender or the relevant Issuing Lender, as applicable, shall not be required to participate in any contest that would, in its reasonable judgment, expose it to a material commercial disadvantage or require it to disclose any information it considers confidential or proprietary. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender (together with any supporting detail reasonably requested by such Borrower), shall be conclusive; provided that such amounts are determined on a reasonable basis.

(d) Evidence of Payments. As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Non-U.S. Lenders to U.S. Borrowers. Any Non-U.S. Lender that is entitled to an exemption from or reduction of U.S. withholding tax, or any treaty to which the United States is a party, with respect to payments under this Agreement and the other Loan Documents shall deliver to the relevant U.S. Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, or as reasonably requested by such U.S. Borrower such properly completed and executed documentation prescribed by applicable law or reasonably requested by such U.S. Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Non-U.S. Lender (or if such Non-U.S. Lender is disregarded as an entity separate from its owner for U.S. Federal income tax purposes, the Person treated as its owner for U.S. Federal income tax purposes) shall deliver to the relevant U.S. Borrower and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased), on or before the date that such Non-U.S. Lender becomes a party to this Agreement, (A) two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, as applicable, (or successor forms thereto), claiming a complete exemption from, or reduction of, U.S. Federal withholding tax on all payments by such U.S. Borrower under this Agreement and

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the other Loan Documents, or (B) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of the applicable form attached as Exhibit D and a U.S. Internal Revenue Service Form W-8BEN. Each Non-U.S. Lender shall promptly provide such forms upon becoming aware of the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender (unless it is legally unable to do so as a result of a Change in Law) and shall promptly notify the U.S. Borrower at any time it determines that any previously delivered forms are no longer valid.

(ii) U.S. Lenders to U.S. Borrowers. Each U.S. Lender (or if such U.S. Lender is disregarded as an entity separate from its owner for U.S. Federal income tax purposes, the Person treated as its owner for U.S. Federal income tax purposes) shall deliver to the relevant U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such U.S. Lender is exempt from U.S. Federal backup withholding Tax. Each U.S. Lender shall promptly provide such forms upon becoming aware of the obsolescence, expiration or invalidity of any form previously delivered by such U.S. Lender (unless it is legally unable to do so as a result of a Change in Law) and shall promptly notify the U.S. Borrower at any time it determines that any previously delivered forms are no longer valid.

(f) FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the relevant Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the relevant Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Refunds. If the Administrative Agent, a Lender or an Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid or determines in its sole discretion exercised in good faith that it has obtained the benefit of a credit for Taxes as to which it has been indemnified by any Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund or the net benefit attributable to such credit to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Lender and without interest (other than any

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interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that such Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to such Borrower (plus any interest to the extent accrued from the date such refund or credit is paid over to such Borrower) to the Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender or such Issuing Lender is required to repay such refund or credit to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(h) Non-U.S. Subsidiary Borrowers. If the Administrative Agent, any Issuing Lender or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or Other Tax under the laws of the jurisdiction in which any Non-U.S. Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments by such Non-U.S. Subsidiary Borrower under this Agreement or any other Loan Document, then the Administrative Agent, such Issuing Lender or such Lender (as the case may be) shall deliver to such Non-U.S. Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Company (at least 30 days prior to the due date required for submission thereof), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate, provided that the Administrative Agent, such Issuing Lender or such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position. Subject to the foregoing, the Administrative Agent and each such Issuing Lender or such Lender, as the case may be, shall promptly provide such documentation upon becoming aware of the obsolescence, expiration or invalidity of any form previously delivered by such Person and shall promptly notify the Non-U.S. Subsidiary Borrower at any time it determines that any previously delivered documentation is no longer valid.

(i) Indemnification by Lenders. Each Lender and each Issuing Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or such Issuing Lender, as the case may be (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or such Issuing Lender, as the case may be, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Lender hereby

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authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under any Loan Document or otherwise payable by the Administrative Agent to such Lender or such Issuing Lender, as the case may be, from any other source against any amount due to the Administrative Agent under this paragraph (i).

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a) Payments by Borrowers. (i) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the relevant Administrative Agent’s Account, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(ii) Prior to any prepayment of any Borrowings hereunder, the relevant Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., New York City time (or, in the case of a Borrowing in any Agreed Foreign Currency or any Borrowing by any Non-U.S. Subsidiary Borrower, not later than 1:00 p.m., London time), three Business Days before the scheduled date of such repayment. If the relevant Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay (in the case of Borrowings of any U.S. Borrower) any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

(iii) Except to the extent otherwise provided herein and except with respect to principal of and interest on any Loan or any Letter of Credit in any Agreed Foreign Currency or payments relating to any such Loan required under Section 2.15, all amounts owing under this Agreement (including facility fees, payments required under Section 2.14 and payments required under Section 2.15 relating to any Loan or any Letter of Credit in Dollars) are payable in Dollars. All amounts with respect to principal of and interest on any Loan or any Letter of Credit in any Agreed Foreign Currency or payments relating to any such Loan required under Section 2.15 are payable in such Agreed Foreign Currency.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be

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applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Revolving Borrowing under any Tranche shall be made from the Lenders under such Tranche and shall be allocated pro rata among such Lenders in accordance with their respective Commitments under such Tranche (in the case of the making of Revolving Loans) or their respective Revolving Loans that are to be included in such Borrowing (in the case of conversions or continuations of Revolving Loans); (ii) each payment or prepayment of principal of Loans under any Tranche by the relevant Borrower shall be made for account of the Lenders under such Tranche pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans under such Tranche held by them; and (iii) each payment of interest on Revolving Loans, and each payment of facility fees and Letter of Credit fees, under any Tranche by the relevant Borrower shall be made for account of the Lenders under such Tranche pro rata in accordance with the amounts of interest on such Revolving Loans or such fees, as the case may be, then due and payable under such Tranche to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the relevant Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due by such

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Borrower to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or the relevant Issuing Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, calculated at a rate of interest determined by the Administrative Agent to reflect its cost of funds.

(f) Certain Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or participations in Letters of Credit (as applicable) or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender, (iv) any Lender is a Non-Consenting Lender or (v) any Lender that is an Objecting Lender with respect to a proposed designation of a Non-U.S. Subsidiary Borrower pursuant to Section 2.20 as to which Lenders constituting the Required Lenders are not Objecting Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), which shall upon such assumption be a “Lender” for all purposes hereof; provided that:

(i) the Company shall have received the prior written consent of the Administrative Agent and (if a Multicurrency Commitment is being assigned) each Issuing Lender to such assignee (which consent, in each case, shall not unreasonably be withheld or delayed);

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(ii) the Company shall have paid or caused to be paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b);

(iii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts);

(iv) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.19. Extension of Commitment Termination Date. (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 60 days and not less than 30 days prior to each anniversary of the Effective Date (or if such anniversary date is not a Business Day, the Business Date next succeeding such anniversary) (such anniversary of the Effective Date, an “Extension Effective Date”), request (each, an “Extension Request”) that the Lenders extend the applicable Commitment Termination Date then in effect (or, if at such time there shall exist different Commitment Termination Dates for the Lenders hereunder, the latest applicable Commitment Termination Date then in effect) (the “Existing Commitment Termination Date”) for an additional one year; provided that (i) only two Extension Requests may be requested hereunder and (ii) each such Extension Request shall be offered to all Lenders (which, for the avoidance of doubt, shall include Lenders under both Tranches of Commitments to the extent then applicable). Each Lender, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Company) following the date of the Company’s notice, advise the Company and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not so advise the Company shall be deemed to have rejected such Extension Request (any such Lender which shall have rejected or is deemed to have rejected such extension being a “Non-Extending Lender”). The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

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(b) The Company shall have the right, at any time on or prior to, or at any time following, the relevant Extension Effective Date, unless an Event of Default shall have occurred and be continuing, to replace any Non-Extending Lender with, and otherwise add to this Agreement, one or more Additional Commitment Lenders; provided that if at such time there shall be more than one Tranche of Commitments in effect, the Company may replace a Non-Extending Lender having a Euro Commitment with one or more Additional Commitment Lenders which will have a Multicurrency Commitment. Each Additional Commitment Lender shall enter into an agreement with the Company and the Administrative Agent, in form and substance satisfactory to the Company and the Administrative Agent, pursuant to which such Additional Commitment Lender shall, effective as of such Extension Effective Date (or, if such replacement occurs thereafter, as of the relevant effective date of such replacement), provide a new or additional Commitment hereunder in the amount specified therein and (if not then an existing Lender) become a Lender hereunder.

(c) If (and only if) the total of the Commitments of the Lenders that have agreed in connection with any Extension Request to extend the Existing Commitment Termination Date and (if applicable) the additional Commitments of the Additional Commitment Lender(s) shall be at least 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Effective Date, then, upon satisfaction of the conditions set forth in the proviso at the end of this sentence effective as of the relevant Extension Effective Date, the Commitment Termination Date, but only with respect to the Commitment of each Lender that has agreed to so extend its Commitment and (if applicable) each Additional Commitment Lender that has replaced a Non-Extending Lender, shall be extended to the date that is one year after the then Existing Commitment Termination Date (or, if such date is not a Business Day, the immediately preceding Business Day) and (if not then an existing Lender) each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided that the extension of the Existing Commitment Termination Date shall not be effective with respect to any Lender unless as of the Extension Effective Date:

(i) no Default shall have occurred and be continuing;

(ii) the representations and warranties set forth in Article III shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the Existing Commitment Termination Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii) the Administrative Agent shall have received such evidence of the authority of the Borrowers to effect such extension as it may reasonably request;

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(iv) all amounts payable hereunder to any Non-Extending Lender that is being replaced by an Additional Commitment Lender in connection with such extension shall have been paid in full; and

(v) the Administrative Agent shall have received a certificate of a Financial Officer stating that the conditions with respect to such extension have been satisfied.

Upon the effectiveness of such extension, the Administrative Agent shall record the relevant information in the Register and give prompt notice of such extension to the Company and the Lenders.

(d) Notwithstanding anything herein to the contrary, with respect to any Non-Extending Lender, the Commitment Termination Date for such Lender shall remain unchanged (and the Commitment of such Lender (including its obligation in respect of any participation in respect of any Letter of Credit) shall terminate, the Loans made by such Non-Extending Lender to any Borrower hereunder shall mature and be payable by such Borrower, and all other amounts owing to such Non-Extending Lender hereunder shall be payable, on such date).

SECTION 2.20. Designation of Subsidiary Borrowers. (a) Designation of Subsidiary Borrowers. Subject to the terms and conditions of this Section, the Company may, at any time or from time to time upon not less than 10 Business Days’ notice (a “Notice of Proposed Subsidiary Borrower Designation”) to the Administrative Agent (or such shorter period which is reasonably acceptable to the Administrative Agent), request that a Subsidiary specified in such notice become a party to this Agreement as a Borrower. Each Notice of Proposed Subsidiary Borrower Designation shall specify the name of such Subsidiary and its jurisdiction of organization, the proposed effective date of such designation and such other information relating thereto reasonably requested by the Administrative Agent. The Administrative Agent shall upon receipt of a Notice of Proposed Subsidiary Borrower Designation from the Company promptly notify each Lender thereof. Upon the satisfaction of the conditions specified in paragraph (b) of this Section (but subject to the immediately succeeding paragraph), such Subsidiary shall become a party to this Agreement as a Borrower hereunder and shall be entitled to borrow Loans and request the issuance of Letters of Credit on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Lenders of such designation. If the designation of such Subsidiary Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or other similar checks and identification requirements and procedures under any applicable laws, rules and regulations with respect to such Subsidiary Borrower in circumstances where the necessary information is not already available to it, the Company shall (or shall cause such Subsidiary Borrower to), promptly upon the request of the Administrative Agent or any Lender (through the Administrative Agent), supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to comply therewith.

As soon as practicable (but in any event not more than five Business Days) following its receipt of a Notice of Proposed Subsidiary Borrower Designation with respect to a Non-U.S. Subsidiary, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Non-U.S. Subsidiary because of its jurisdiction of

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organization (an “Objecting Lender”), or whose internal policies preclude any such lending, establishing credit and/or doing business with respect to such Non-U.S. Subsidiary, may object to the designation of such Non-U.S. Subsidiary as a Borrower hereunder by notifying the Company and the Administrative Agent thereof in writing (a “Lender Objection Notice”); provided that (i) any Lender which is relying solely on such internal policies as the basis for providing such an objection may provide a Lender Objection Notice only if such policies are being applied by such Lender to all similarly situated borrowers seeking loans or other extensions of credit from or with respect to doing business in such jurisdiction; (ii) prior to the delivery of a Lender Objection Notice, each Lender that may be an Objecting Lender shall use reasonable efforts to designate (or identify) a different lending office for funding or booking its Loans to such Non-U.S. Subsidiary hereunder or to assign (or identify for purposes of assignment of) its rights and obligations hereunder to make its Loans to such Non-U.S. Subsidiary hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate the need for a Lender Objection Notice and would not otherwise be disadvantageous to such Lender (and the Company and the relevant Non-U.S. Subsidiary Borrower hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by such Lender in connection with any such designation or assignment); and (iii) if, pursuant to clause (ii) above, such Lender shall assign its rights and obligations hereunder to make its Loans to such Non-U.S. Subsidiary hereunder to an Affiliate, such Lender shall, to the extent of Loans made to such Non-U.S. Subsidiary Borrower, be deemed for all purposes hereof to have pro tanto assigned such Loans to such Affiliate in compliance with the provisions of Section 9.04 (provided that, at the request of the Administrative Agent, such Lender and such Affiliate shall deliver an Assignment and Assumption with respect to such deemed assignment). In the event that the Company and the Administrative Agent receive a Lender Objection Notice with respect to such Non-U.S. Subsidiary that has not been withdrawn by the applicable Objecting Lender, the Company may not deliver a Subsidiary Borrower Designation with respect to such Non-U.S. Subsidiary Borrower under paragraph (b) of this Section. Subject to the requirements of this Section (including the provisions of this paragraph), nothing herein shall preclude the Company from submitting thereafter another request for designation of such Non-U.S. Subsidiary as a Borrower hereunder.

(b) Conditions Precedent to Designation Effectiveness. The designation by the Company of any Subsidiary as a Borrower hereunder shall become effective on the date on which the Administrative Agent shall have received each of the following documents (each of which shall be reasonably satisfactory to the Administrative Agent in form and substance) (and the Administrative Agent shall not have received a Lender Objection Notice pursuant to this Section that has not been withdrawn by the relevant Lender):

(i) Subsidiary Borrower Designation. A Subsidiary Borrower Designation, duly completed and executed by the Company and the relevant Subsidiary, delivered to the Administrative Agent;

(ii) Opinion of Counsel. In the case of a Non-U.S. Subsidiary Borrower, if requested by the Administrative Agent, a favorable written opinion of external or internal counsel to such Non-U.S. Subsidiary Borrower (such counsel to be reasonably satisfactory to the Administrative Agent), as to such matters as the Administrative Agent may request, and the Company and such Non-U.S. Subsidiary Borrower hereby instruct such counsel to deliver any such opinion;

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(iii) Corporate Documents. Such documents and certificates as the Administrative Agent may reasonably request (including certified copies of the organizational documents of such Subsidiary and of resolutions of its board of directors authorizing such Subsidiary becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary becoming party to this Agreement); and

(iv) Other Documents. Receipt of such other documents relating thereto as the Administrative Agent or its counsel may reasonably request (including any information requested by the Administrative Agent or any Lender pursuant to the last sentence of paragraph (a) of this Section).

(c) Termination of Subsidiary Borrowers. The Company may, at any time, terminate a Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent a written notice thereof (each a “Subsidiary Borrower Termination Notice”), substantially in the form of Exhibit C or any other form approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. Any Subsidiary Borrower Termination Notice furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Lenders and the Issuing Lenders), whereupon all commitments of the Lenders to make Loans to, and all obligations of the Issuing Lenders to issue, and of the Lenders to acquire participations in, Letters of Credit for the account of, such Subsidiary Borrower hereunder shall terminate and such Subsidiary Borrower shall cease to be a Borrower hereunder. If, at the time of any such termination, any Loans or any other amounts hereunder or under any other Loan Documents are outstanding to the relevant Subsidiary Borrower, the Company shall assume all such obligations as primary obligations pursuant to an instrument in form and substance satisfactory to the Administrative Agent, and upon such assumption, such Subsidiary Borrower shall be automatically released from such obligations without any further action by any party.

SECTION 2.21. Cash Collateral. (a) Obligation to Cash Collateralize. The Company shall (i) as required pursuant to Section 2.10(b) or (ii) as required pursuant to Article VII, in each case, immediately Cash Collateralize in the relevant Currency or Currencies in which the Letter(s) of Credit are denominated, in the case of clause (i) above, in an amount not less than the amount required under Section 2.10(b) or, in the case of clause (ii) above, in an amount not less than 102% of the then LC Exposure (together with any accrued and unpaid interest thereon) with respect to each such Letter of Credit. At any time that there shall exist a Defaulting Lender, the Company shall, within two Business Days of its receipt of a request from the Administrative Agent or any applicable Issuing Lender (with a copy to the Administrative Agent), Cash Collateralize in the relevant Currency or Currencies in which the Letter(s) of Credit are denominated all Fronting Exposure of such Issuing Lender under any Letter of Credit with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 102% of the Fronting Exposure of such Issuing Lender with respect to each such Letter of Credit then outstanding.

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(b) Grant of Security Interest. All Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Company and, to the extent provided by any Lender, such Lender, hereby grants to (and subject to the control of) the Administrative Agent, for the benefit of the applicable Issuing Lenders and the applicable Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and all proceeds of the foregoing, as security for the obligations to which such Cash Collateral may be applied pursuant to paragraph (c) of this Section. If at any time the Administrative Agent determines that any Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of Cash Collateral is less than the amount required under paragraph (a) of this Section, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything herein to the contrary, Cash Collateral provided under this Section or Section 2.22 or Article VII or otherwise in respect of Letters of Credit shall be applied to the satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligations) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided pursuant to the first sentence of paragraph (a) of this Section shall be released promptly, but within three Business Days, in the event (i) in the case of clause (i) of such sentence, Cash Collateral for LC Exposure pursuant to Section 2.10(b) shall no longer be required, (ii) in the case of clause (ii) of such sentence, the applicable Event of Default shall have been cured or waived (so long as no Default has occurred and is continuing at such time and the Loans shall not have been accelerated or the Commitments shall not have been terminated) or (iii) the Administrative Agent shall determine in good faith that there exists excess Cash Collateral. Cash Collateral (or the appropriate portion thereof) provided pursuant to the second sentence of paragraph (a) of this Section shall be released promptly following the elimination of the applicable Fronting Exposure (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.04(b)(ii)(F) or pursuant to Section 2.18(b)); provided that the Person providing Cash Collateral and the applicable Issuing Lender(s) may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations hereunder.

SECTION 2.22. Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.02.

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(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize any Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21; fourth, as the Company may request (so long as no Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) Cash Collateralize any Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in LC Exposure are held by the Lenders pro rata in accordance with the Commitments under the applicable Tranche without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral or otherwise pursuant to this clause (ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii) Certain Fees.

(A) Each Defaulting Lender shall be entitled to receive a facility fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) (if such Lender is a Multicurrency Lender) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.

(B) If a Defaulting Lender is a Multicurrency Lender, such Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to the first sentence of Section 2.11(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.

(C) With respect to any facility fee or any such Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company (or relevant Borrower, as applicable) shall (x) pay to each Non-Defaulting Lender which is a Multicurrency Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such Letter of Credit fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders which are Multicurrency Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the total Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.21.

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(b) Defaulting Lender Cure. If the Company, the Administrative Agent and, in the case of a Defaulting Lender which is a Multicurrency Lender, each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Tranche (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless the related Fronting Exposure and any other Fronting Exposure of such Issuing Lender with respect to such Defaulting Lender will be fully covered by the Commitments of Non-Defaulting Lenders which are Multicurrency Lenders or by Cash Collateral provided in accordance with the terms hereof.

SECTION 2.23. Certain Sharing Arrangements Among Lenders. (a) Participations. At any time prior to the Tranche Consolidation Date, upon the occurrence of a Sharing Event, the Lenders shall automatically and without further action be deemed to have exchanged interests in the outstanding Revolving Loans and outstanding Letters of Credit made or issued under their respective Commitments such that, in lieu of the interests of each Lender in each such Revolving Loan and Letter of Credit, such Lender shall hold an interest in all of the Revolving Loans made to the Borrowers and all outstanding Letters of Credit issued for the account of the Borrowers under both Tranches of Commitments at such time, whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof. The foregoing exchanges shall be accomplished automatically pursuant to this Section through purchases and sales of participations in the Revolving Loans and outstanding Letters of Credit as required hereby, which shall be effected solely among or between the Lenders (and without the participation of the Company or any other Borrower), provided that, at the request of the Administrative Agent, each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence the same. All purchases and sales of participating interests pursuant to this Section shall be made in the respective Currency in which such Revolving Loans and/or Letters of Credit are denominated. At the request of the Administrative Agent, each Lender which has sold participations in any of its Revolving Loans and outstanding Letters of Credit as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered in connection therewith by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

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(b) Determination by Administrative Agent. All determinations by the Administrative Agent pursuant to this Section shall be made by it in accordance with the provisions herein and with the intent being that the Lender shall equitably share the credit risk for all Revolving Loans and Letters of Credit under the Commitments in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers, the Issuing Lenders and the Lenders. The Administrative Agent shall have no liability to any Borrower, any Issuing Lender or any Lender hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) Participation Payments. Upon, and after, the occurrence of a Sharing Event (a) no further Revolving Loan or issuance, amendment or extension of any Letter of Credit shall be made, (b) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Revolving Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in the respective Currency in which such Revolving Loans and/or Letters of Credit are denominated and shall be distributed by the Administrative Agent for the account of the Lenders which made such Revolving Loans or are participating therein and (c) all Commitments shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any Revolving Loan or Letter of Credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(d) Delinquent Participation Payments. If any amount required to be paid by any Lender pursuant to this Section is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the Federal Funds Effective Rate and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section shall be paid to the Administrative Agent for the account of the relevant Lenders; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(e) Settlement of Participation Payments. Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section and the various Lenders receive any payment on account thereof, such Lenders will

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distribute to the Administrative Agent, for the account of the other Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(f) Participation Obligations Absolute. Each Lender’s obligation to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Borrower, any other Lender, any Issuing Lender or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Agreement by any Borrower, any other Lender, any Issuing Lender or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(g) Increased Costs; Indemnities. Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) each Lender which has purchased such participations shall be entitled to receive from the Borrowers any increased costs, indemnities and other amounts (including pursuant to Sections 2.14, 2.15, 2.16 and 9.03) directly from the Borrowers to the same extent as if it became a direct Lender as opposed to a participant therein as of the date of the deemed exchange pursuant to this Section. Subject to the immediately preceding sentence, each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section, increased Taxes may be owing by it pursuant to Section 2.16, which Taxes shall be paid (to the extent provided in Section 2.16) by the relevant Borrower(s), without any claim that the increased Taxes are not payable because the same resulted from the participations effected as otherwise required by this Section.

(h) Provisions Regarding Sharing Arrangements. The provisions of this Section are and are intended solely for the purpose of effecting a sharing arrangement among the Lenders and reflects an agreement among creditors. Except as contemplated by paragraphs (c) and (g) of this Section, none of the Borrowers shall have any rights or obligations under this Section. Nothing contained in this Section is intended to or shall impair the obligations of the Borrowers hereunder and under the other Loan Documents to pay all principal, interest, fees and other amounts payable hereunder and under the other Loan Documents as and when the same shall become due and payable in accordance with their respective terms.

(i) Sharing After Tranche Consolidation Date. Notwithstanding anything herein to the contrary, if, following the Tranche Consolidation Date, a Sharing Event shall occur at any time when Euro Reference Rate Loans are outstanding hereunder on a non-pro rata basis among the Lenders by reason of the proviso in the first sentence of Section 2.06(a), then the Lenders shall effect sharing arrangements among themselves pursuant to this Section such that,

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after giving effect thereto, each Lender shall hold an interest in all of the Revolving Loans (including such Euro Reference Rate Loans) made to the Borrowers and all outstanding Letters of Credit issued for the account of the Borrowers hereunder at such time equal to such Lender’s Exchange Percentage thereof, and the provisions of this Section shall apply to such sharing arrangements, mutatis mutandis.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders, and, to the extent any Non-U.S. Subsidiary Borrower is a party hereto, such Non-U.S. Subsidiary Borrower represents and warrants (to the extent applicable, as to itself and, to the extent applicable, its Subsidiaries) to the Lenders, that:

SECTION 3.01. Organization; Powers. Each of the Company and each Significant Subsidiary is duly organized, validly existing and (if applicable under the laws of its jurisdiction of organization) in good standing, under the laws of the jurisdiction of its organization, except for the existence or exercise of the Trust Options, has all requisite power and authority to carry on its business as now conducted and, except where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Agreement and each other Loan Document to which a Borrower is a party has been duly executed and delivered by each Borrower party thereto and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. (a) The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and (ii) will not violate the charter, by laws or other organizational documents of the Borrowers.

(b) In all material respects, the Transactions (i) will not violate any applicable law or regulation or any order of any Governmental Authority applicable to the Borrowers and (ii) will not violate or result in a default, under any indenture, material agreement or other material instrument binding upon the Borrowers or any of their respective assets.

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SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) Financial Condition. The Historical Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of the respective dates and for the respective periods thereof in accordance with GAAP (subject, in the case of the unaudited Historical Financial Statements, to normal year end audit adjustments and the absence of footnotes).

(b) No Material Adverse Change. Since December 31, 2011, no Material Adverse Effect has occurred.

SECTION 3.05. Litigation. Except as disclosed in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2011 and in the Company’s Form 10-Q for its fiscal quarter ended March 31, 2012, in each case, filed with the SEC, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened in writing against any of the Group Members that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or that involve this Agreement, any other Loan Document or the Transactions.

SECTION 3.06. Compliance with Laws, Etc. Each of the Group Members is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of the Group Members has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.07. Investment Company Status. No Borrower is an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.08. Taxes. Each of the Group Members has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. ERISA. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (a) no ERISA Event has occurred or is reasonably expected to occur and (b) each of the Company and its Subsidiaries is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan.

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SECTION 3.10. Representations and Warranties of Non-U.S. Subsidiary Borrowers. Each Non-U.S. Subsidiary Borrower severally represents and warrants that (a) to ensure the validity and enforceability of this Agreement against such Non-U.S. Subsidiary Borrower, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority other than such filings and recordations that have already been made; and (b) this Agreement is in proper legal form under the law of the Relevant Jurisdiction of such Subsidiary Borrower for the enforcement thereof against such Subsidiary Borrower, and all formalities required in the Relevant Jurisdiction of such Subsidiary Borrower for the validity and enforceability of this Agreement have been accomplished, and no notarization is required, for the validity and enforceability thereof, except as has been obtained.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. This Agreement and the obligations of the Lenders to make Loans hereunder and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which the following conditions shall be satisfied or waived in accordance with Section 9.02 (and, in the case of each of the documents specified below that are to be received by the Administrative Agent, each such document shall be in form and substance satisfactory to the Administrative Agent):

(a) Executed Counterparts. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b) Opinions of Counsel to the Borrowers. The Administrative Agent shall have received favorable written opinions (each addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Wachtell, Lipton, Rosen & Katz, special counsel for the Borrowers, (ii) internal counsel for NYSE Euronext and (iii) Stibbe N.V, Dutch counsel for Euronext, in each case, in form and substance reasonably satisfactory to the Administrative Agent (and the Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c) Opinion of Special New York Counsel to Administrative Agent. The Administrative Agent shall have received a written opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the Lenders).

(d) Corporate Documents. The Administrative Agent shall have received from the Borrowers party hereto such documents and certificates as the Administrative

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Agent or its counsel may reasonably request relating to the organization, existence and (if applicable in the jurisdiction of organization of the relevant Borrower) good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) Senior Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a senior officer of the Company, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.02 as of the Effective Date.

(f) Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence that (i) the Borrowers shall have paid in full all principal, interest, fees and other amounts accrued and/or owing under that certain Credit Agreement dated as of April 4, 2007 among the Company, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent thereunder (as amended, the “Existing Credit Agreement”), (ii) all outstanding letters of credit issued thereunder (if any) have been canceled and (iii) all commitments of the lenders thereunder shall have terminated (and, by its execution of this Agreement, each Lender that is party to the Existing Credit Agreement hereby waives any prior notice requirement with respect to any prepayment of amounts and/or termination of commitments under the Existing Credit Agreement contemplated by this clause (f) and agrees that such notice(s) may be given to JPMorgan Chase Bank, N.A. as administrative agent thereunder concurrently with the Effective Date).

(g) Historical Financial Statements. The Lenders shall have received the Historical Financial Statements.

(h) Payment of Fees, Etc. The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date (provided that, with respect to expenses required to be reimbursed or paid by the Company in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, written statements for such expenses shall have been delivered to the Company at least two Business Days prior to the Effective Date).

(i) Patriot Act, Etc. To the extent requested by the Administrative Agent or any Lender at least three Business Days prior to the Effective Date, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the Patriot Act and other applicable “know your customer” and anti-money laundering rules and regulations.

(j) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

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The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of an Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties set forth in Article III (other than, in the case of any extension of credit hereunder after the Effective Date, Sections 3.04(b) and 3.05) shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(b) Defaults. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and (if such Borrowing is being made by a Subsidiary Borrower) such Subsidiary Borrower (but limited to the representations and warranties of such Subsidiary Borrower under Article III) on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent:

(a) within 100 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Company as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such

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consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP (it being understood that delivery to the Administrative Agent of the Company’s Report on Form 10-K filed with the SEC shall satisfy the requirements of this clause (a));

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending June 30, 2012), the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Company as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods (or, in the case of the balance sheet, as of the end of) of the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes (it being understood that delivery to the Administrative Agent of the Company’s Report on Form 10-Q filed with the SEC shall satisfy the requirements of this clause (b));

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Company certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Group Member with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Group Member to its shareholders generally, as the case may be;

(e) prompt written notice of any Default along with a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Group Members, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

The Company shall be deemed to have furnished the information specified in clause (a), (b) or (d) of this Section on the date such information is posted at the Company’s website on the internet, at “www.sec.gov” or at such other website identified by the Company in a notice to the Administrative Agent and the Lenders that is accessible by the Lenders without charge; provided that the Company shall deliver paper copies of such information to any Lender upon request of such Lender through the Administrative Agent.

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SECTION 5.02. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (a) the foregoing shall not prohibit any merger, consolidation, amalgamation, winding up, liquidation or dissolution or other transaction permitted under Section 6.02 and (b) the Company shall not be required to cause any of its Subsidiaries to preserve its legal existence or its rights, privileges, licenses or franchises if the Company shall determine that preservation thereof is no longer necessary in the conduct of the business of the Group taken as a whole.

SECTION 5.03. Payment of Tax Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Tax liabilities, assessments and governmental charges that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the relevant Group Member has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing such maintenance if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and the business of any of its Subsidiaries and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.05. Books and Records; Inspection Rights. The Company will, for itself and each of its Subsidiaries, keep proper books of record and account in which full, true and correct entries are made in accordance with GAAP. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all to the extent reasonably requested and at such reasonable times and as often as reasonably requested and subject to adherence by any Person conducting such visit or inspection to the Company’s normal security policies (if applicable).

SECTION 5.06. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.07. Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used for general corporate purposes of the Company and its Subsidiaries, in compliance with all applicable legal and regulatory requirements; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, to buy or carry any Margin Stock or otherwise in violation of any of the rules or regulations of the Board.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien existing on the date hereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary;

(d) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by any Group Member, each of which Liens was created for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction or improvement) of such property; provided that no such Lien shall extend to or cover any property other than the property so acquired and improvements thereon;

(e) Liens in favor of the Company or any Subsidiary;

(f) Liens arising from the sale of accounts receivable for which fair equivalent value is received;

(g) Liens securing obligations of the Company or any Subsidiary in respect of any Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

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(h) other Liens on property; provided that the total amount of the Indebtedness and other obligations of the Company and its Subsidiaries secured thereby (including any extension, renewal or replacement thereof), together with the total amount of Indebtedness of Subsidiaries incurred pursuant to Section 6.04(e), without duplication, does not exceed 5% of Total Stockholders’ Equity at the time such Indebtedness or obligation, as the case may be, is incurred;

(i) Liens on cash or securities received from third parties by the Company and its Subsidiaries in the ordinary course of their clearing, depository and settlement operations that are granted to secure obligations incurred by the Company or any Subsidiary in the ordinary course of its clearing, depository and settlement operations; provided that at any time the aggregate amount of obligations secured by such Liens incurred pursuant to this clause (i) do not exceed the aggregate amount of such cash or securities;

(j) Liens on securities sold by the Company or any Subsidiary in repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, securities lending and borrowing agreements and any other similar agreement or transaction entered into in the ordinary course of its clearing, depository and settlement operations or in the management of its liabilities;

(k) Liens securing Capital Lease Obligations;

(l) Liens resulting from the existence or exercise of any of the Trust Options; and

(m) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in clauses (b), (c), (d) and (h) of this Section; provided that the principal amount of Indebtedness or other obligations secured thereby and not otherwise authorized by this Section is not increased (other than by amounts to pay the costs of such extension, renewal or replacement and any premium paid in connection therewith).

SECTION 6.02. Fundamental Changes. The Company will not, nor will it permit any Significant Subsidiary (for purposes of this Section, the Company and the Significant Subsidiaries are collectively referred to as the “Significant Group Members”) to, (a) merge or consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (b) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property (except in the ordinary course of business), whether now owned or hereafter acquired (including receivables), except that:

(a) any Significant Subsidiary may be merged or consolidated or amalgamated with or into any Group Member;

(b) any Significant Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any Group Member;

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(c) any Significant Group Member may merge or consolidate or amalgamate with another Person (other than any Group Member) if such Significant Group Member would be the surviving or acquiring party in such transaction;

(d) any Significant Group Member may sell or otherwise dispose of all or any portion of the stock of any of its Subsidiaries (or all or substantially all the assets of any of its Subsidiaries), including in connection with the creation of one or more joint ventures, if the board of directors of the Company or such Significant Group Member, as applicable, shall have approved such transaction; and

(e) any of the Trust Options may be exercised.

SECTION 6.03. Minimum Total Stockholders’ Equity. The Company will not permit Total Stockholders’ Equity to be less than $5,507,000,000 at any time.

SECTION 6.04. Subsidiary Indebtedness. The Company will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness of any Subsidiary Borrower incurred under the Loan Documents;

(b) Indebtedness existing on the Effective Date (other than under the Loan Documents);

(c) Indebtedness of any Subsidiary owing to the Company or any other Subsidiary;

(d) Indebtedness of any Person that becomes a Subsidiary after the Effective Date that existed at the time such Person became a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary;

(e) any other Indebtedness of a Subsidiary; provided that the total amount of Indebtedness incurred pursuant to this clause (e) (including any extension, renewal, refinancing or refunding thereof), together with the total amount of secured Indebtedness and other obligations of the Company and its Subsidiaries incurred pursuant to Section 6.01(h), without duplication, does not exceed 5% of Total Stockholders’ Equity at such time;

(f) Indebtedness of a Subsidiary incurred in the ordinary course of its clearing, depository and settlement operations (including any letter of credit or guarantee provided to any central securities depositories or external custodians), provided that any advance thereunder is repaid within 10 days following the date of such advance or any drawing under any letter of credit or guarantee;

(g) Indebtedness of a Subsidiary that may be deemed to exist pursuant to any performance bond, surety or similar obligation entered into or incurred by such Subsidiary in the ordinary course of its clearing, depository and settlement operations;

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(h) Indebtedness of a Subsidiary in respect of repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, securities lending and borrowing agreements and any other similar agreement or transaction entered into by such Subsidiary in the ordinary course of its clearing, depository and settlement operations or in the management of its liabilities, in each case, on market terms, provided that the amount of such Indebtedness does not exceed the principal amount of the securities sold, loaned or borrowed;

(i) Indebtedness of a Subsidiary in respect of Capital Lease Obligations;

(j) Indebtedness of a Subsidiary in respect of the deferred purchase price of property or services; and

(k) any extensions, renewals, refinancings or refundings of the foregoing, provided that the principal amount of such Indebtedness is not increased (other than by amounts to pay the costs of such extension, renewal, refinancing or refunding and any premiums paid in connection therewith).

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any other Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate furnished pursuant to this Agreement or any other Loan Document, shall prove to have been incorrect when made or deemed made in any material respect;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e), 5.02 (with respect to the Company’s existence) or 5.07 or in Article VI;

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(e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Significant Subsidiary shall fail to pay any principal or premium or interest on any Material Indebtedness when the same becomes due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or to any Indebtedness secured by any property of the Company and its Subsidiaries if, and so long as, the instruments governing such Indebtedness limit recourse (whether direct or indirect) of the holders thereof to such property;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(i) the Company or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more final judgments for the payment of money in an aggregate amount in excess of $100,000,000 above available insurance coverage shall be rendered against the Company or any Significant Subsidiary and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed;

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(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are continuing, would reasonably be expected to result in a Material Adverse Effect;

(l) a Change of Control shall occur; or

(m) the Guarantee of the Company under Article X shall cease to be in full force and effect at any time, or the validity or enforceability thereof shall be contested by the Company or any Subsidiary Borrower at any time;

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times:

(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately,

(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

(iii) require that the Company Cash Collateralize the LC Exposure as provided in Section 2.21(a); and

(iv) exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents and/or applicable law;

provided that, in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the LC Exposure as provided in clause (iii) above shall automatically become effective, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Upon the occurrence of any event described in clause (g) or (h) of this Article (or, with respect to any Non-U.S. Subsidiary Borrower, any event which under the laws of any jurisdiction is analogous to any such event) relating to a Subsidiary Borrower, (i) all commitments of the Lenders to make Loans to, and all obligations of the Issuing Lenders to issue, and of the Lenders to acquire participations in, Letters of Credit for the account of, such Subsidiary Borrower shall automatically terminate, (ii) the principal amount then outstanding of,

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and the accrued interest on, the Loans (if any) made to such Subsidiary Borrower and all other amounts payable by such Subsidiary Borrower shall automatically become immediately due and payable and (iii) if any Letters of Credit are then outstanding under which such Subsidiary Borrower is the account party, such Subsidiary Borrower shall Cash Collateralize the LC Exposure in respect of all such Letters of Credit, as specified in Section 2.21, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Subsidiary Borrowers.

Notwithstanding anything to the contrary in this Agreement, the existence or exercise of any of the Trust Options shall not cause (i) a Default to occur or (ii) a failure of any condition required by Article IV to be satisfied.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and no Borrower shall have any rights as a third-party beneficiary of or obligations pursuant to any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to

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take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action at the direction of the requisite Lenders hereunder that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein or in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Group Members that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition, if any, hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (and which may include any of its Affiliates). The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent (it being understood that each such sub-agent, by agreeing to act as a sub-agent hereunder, shall not be liable for any action taken or not taken by it in such capacity in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), and shall apply to their respective activities in connection with the syndication of the Facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor; provided that if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective on such 30th day (or such earlier day as shall be agreed by the Required Lenders). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. Upon the retirement or removal of the Administrative Agent hereunder, except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Administrative Agent or Required Lenders, as applicable, appoint a successor Administrative Agent as provided for above. The

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fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding anything herein to the contrary, the Joint Lead Arrangers, the Syndication Agents and the Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

In case of the pendency of any proceeding relating to a Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the relevant Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, obligations under Letters of Credit and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.11 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrowers, to the Company at NYSE Euronext, 11 Wall Street, New York, New York 10005, Attention of Philippe Matsumoto, Group Treasurer, NYSE Euronext, Telephone No. (212) 656-4128; Telecopy No. (212) 656-5279), with a copy to Attention of John K. Halvey, Group Executive Vice President, General Counsel and Secretary, Telephone No. (212) 656-2222; Telecopy No. (212) 656-3939;

(ii) if to the Administrative Agent, to Citibank, N.A., at its address or addresses (or telecopy number or numbers) set forth in Schedule 9.01(a); and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the relevant Lender. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Borrower Materials; Platform. The Company hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a

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minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (it being understood that the Borrowers are not required to provide any Borrower Materials marked “PUBLIC” hereunder); (ii) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company, any of its Subsidiaries or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.13); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable laws, rules or regulations, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or any of its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender;

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby;

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby;

(iv) change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (or, prior to the Tranche Consolidation Date, each Lender under the affected Tranche);

(v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender adversely affected thereby; or

(vi) release or terminate the obligations of the Company under Article X, so long as any Subsidiary Borrower is a party hereto or the Company has the right to so designate a Subsidiary Borrower hereunder, without the consent of each Lender adversely affected thereby;

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provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent or such Issuing Lender, as the case may be.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender under this Agreement or all Lenders or each affected Lender under a Tranche may be effected with the consent of the applicable Lenders other than any Defaulting Lender), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the principal amount of any Loan or LC Disbursement owing to any Defaulting Lender may not be reduced and the scheduled date of payment thereof may not be postponed, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender under this Agreement or all Lenders or each affected Lender under a Tranche that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Further, notwithstanding anything to the contrary provided herein, any Loan Document may be amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Company and the Administrative Agent (without the consent of any Lender) as provided in Section 2.01(b).

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, but limited to one counsel and, if necessary, one local counsel in each appropriate jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including charges for the use of DebtDomain, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, including in connection with any workout, restructuring or negotiations in respect thereof.

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(b) Indemnification by Company. The Company shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of proceeds thereof, or the Letter of Credit or the use thereof (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any of the Group Members, or any related liability related in any way to any of the Group Members, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Company, its Affiliates or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent (I) such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to arise from the gross negligence or willful misconduct of such Indemnitee or any Affiliate thereof or any of its or their respective directors, officers or employees acting on behalf of such Indemnitee or (II) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve any action or omission of the Company or any of its Affiliates or their respective officers, directors, employees, advisors, agents or other representatives and that is brought by an Indemnitee solely against one or more other Indemnitees, other than claims against any agent, arranger, bookrunner or any other similar role under the Facility in its capacity as such.

(c) Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof or any Letter of Credit or the use thereof.

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(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), except that pursuant to Section 2.20(c) any Subsidiary Borrower may assign its rights and obligations hereunder to the Company pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the Administrative Agent, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company, provided that (i) the Company shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and (ii) no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) (in the case of an assignment of any Multicurrency Commitment) each Issuing Lender.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment or Loans of the assigning Lender subject to each such

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assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment);

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) no such assignment shall be made to (x) the Company or any of its Subsidiaries or Affiliates, (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) a natural Person;

(F) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all amounts then owed by such Defaulting Lender to the Administrative Agent and each Issuing Lender and each other Lender hereunder (and interest accrued thereon) pursuant to the terms hereof, and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (F), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs; and

(G) in order to comply with the Dutch Financial Supervision Act, if at the time of an assignment by any Lender to any assignee other than an existing Lender there exists a Dutch Subsidiary Borrower party hereto, the interests being assigned by such Lender

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shall be or include an outstanding portion in a minimum amount of €100,000 (or its equivalent in another Currency) or such other amount as may be required from time to time by the Dutch Financial Supervision Act or, if it is less, such assignee shall represent and warrant to each such Dutch Subsidiary Borrower pursuant to the Assignment and Assumption for such assignment that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) Maintenance of Register. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c) Participations.

(i) Participations Generally. Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Lender or any other Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and (D) no Participant shall be entitled to receive any greater amount pursuant to Section 2.16 than such Participant would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender had such Participant acquired its interest pursuant to paragraph (b) of this Section. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision hereof or thereof; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that adversely affects such Participant. Subject to the foregoing and paragraph (c)(ii) of this Section, the parties hereto agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 and in the case of Section 2.16(e) and Section 2.16(h) subject to the same obligations to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(ii) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the relevant Lender would have been entitled to receive with respect to the participation sold to such Participant (assuming the relevant Lender complied with its obligations under Section 2.16(e) or Section 2.16(h), as applicable), unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) or Section 2.16(h), as applicable, as though it were a Lender.

(d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and Issuing Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action or proceeding, whether in law or equity, whether in contract or tort or otherwise, against any other party hereto in any way arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto in a forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(c) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Appointment of Agent for Service of Process. Each Subsidiary Borrower irrevocably designates and appoints the Company as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (b) of this Section in any court referred to therein. The Company hereby agrees to accept such appointment by each Subsidiary Borrower party hereto from time to time and to give such Subsidiary Borrower prompt notice upon receipt of, and to forward promptly to such Subsidiary Borrower, all papers served upon the Company pursuant to such appointment. Such designation and appointment shall be irrevocable by each Subsidiary Borrower until such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.20. If the Company shall cease so to act as such agent, each such Subsidiary Borrower covenants and agrees to notify the Administrative Agent promptly thereof and to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

(e) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or an Agreed Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the Currency of account in all events relating to Loans denominated in the Specified Currency.

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The payment obligations of the Borrowers under this Agreement shall not be discharged or satisfied by an amount paid in another Currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another Currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligations of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder and under the other Loan Documents (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all

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information received from the Borrowers relating to the Group Members or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act.

SECTION 9.15. Waiver of Immunity. To the fullest extent permitted by applicable law, to the extent that any Non-U.S. Subsidiary Borrower may be or become entitled to claim for itself or its property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Non-U.S. Subsidiary Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

SECTION 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Joint Lead Arrangers, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lenders and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Lenders or the Joint Lead Arrangers has any obligation to any of the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective

Credit Agreement

Affiliates, and none of the Administrative Agent, the Lenders or the Joint Lead Arrangers has any obligation to disclose any of such interests to any of the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Loan Documents or any aspect of any transaction contemplated hereby or thereby.

ARTICLE X

GUARANTEE

SECTION 10.01. Guarantee. The Company (for purposes of this Article, the “Guarantor”) hereby guarantees to each Lender, each Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, or any Letters of Credit issued by any Issuing Lender for the account of, each Subsidiary Borrower, and all other amounts from time to time owing to the Lenders, the Issuing Lenders or the Administrative Agent by each Subsidiary Borrower under this Agreement and the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further agrees that if any Subsidiary Borrower shall fail to pay in full when due (whether by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 10.02. Obligations Unconditional. The obligations of the Guarantor under Section 10.01 are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Subsidiary Borrower under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

Credit Agreement

(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantor, to the fullest extent permitted by applicable law, hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Subsidiary Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 10.03. Reinstatement. The obligations of the Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

SECTION 10.04. Subrogation. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against any Subsidiary Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 10.05. Remedies. The Guarantor agrees that, to the fullest extent permitted by applicable law, as between the Guarantor on the one hand and the Administrative Agent and the Lenders on the other, the obligations of any Subsidiary Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due

Credit Agreement

and payable) as against any Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Guarantor for purposes of Section 10.01.

SECTION 10.06. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until the expiration or termination of the Commitments and payment in full of the principal of and interest on each Loan and all fees and other amounts payable hereunder.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NYSE EURONEXT

By	/s/ Philippe Matsumoto
Name:	Philippe Matsumoto
Title:	Senior Vice President &
Group Treasurer

Credit Agreement

SUBSIDIARY BORROWERS

EURONEXT N.V.

By	/s/ D. Cerutti
Name:	D. Cerutti
Title:	Chairman of the Managing Board

By	/s/ C. Vermass
Name:	C. Vermass
Title:	Member of the Managing Board

Credit Agreement

LENDERS CITIBANK. N.A., as a Lender, an Issuing Lender and the Administrative Agent

By	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Authorized Signatory

Credit Agreement

BANK OF AMERICA, N.A.

By	/s/ Sherman Wong
Name:	Sherman Wong
Title:	Director

Credit Agreement

BANK OF CHINA, NEW YORK BRANCH

By	/s/ Haifeng Xu
Name:	Haifeng Xu
Title:	Assistant General Manager

Credit Agreement

JPMORGAN CHASE BANK, N.A.

By	/s/ John A. McKesson
Name:	John A. McKesson
Title:	Vice President

Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By	/s/ Louise Che
Name:	Louise Che
Title:	Associate

Credit Agreement

MORGAN STANLEY BANK, N.A.

By	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Credit Agreement

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

By	/s/ Michael Madnick
Name:	Michael Madnick
Title:	Managing Director

By	/s/ Pamela Donnelly
Name:	Pamela Donnelly
Title:	Managing Director

Credit Agreement

SOCIETE GENERALE

By	/s/ Jay Sanos
Name:	Jay Sanos
Title:	MD

Credit Agreement

LLOYDS TSB BANK PLC

By	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President F014

By	/s/ Dennis McClellan
Name:	Dennis McClellan
Title:	Vice President M040

Credit Agreement

UBS LOAN FINANCE LLC

By	/s/ Inja R. Otsa
Name:	Inja R. Otsa
Title:	Associate Director
Banking Products Services US

By	/s/ May E. Evans
Name:	May E. Evans
Title:	Associate Director
Banking Products Services US

Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Tracy Moosbrugger
Name:	Tracy Moosbrugger
Title:	Managing Director

Credit Agreement

ING BANK N.V.

By	/s/ F.A.H.M. Kuiper
Name:	F.A.H.M. Kuiper
Title:	Vice President

By	/s/ C. van den Berge
Name:	C. van den Berge
Title:	Director

Credit Agreement

BANK OF NEW YORK MELLON

By	/s/ Thomas Caruso
Name:	Thomas Caruso
Title:	Managing Director

Credit Agreement

GOLDMAN SACHS BANK USA

By	/s/ Anna Ostrovsky
Name:	Anna Ostrovsky
Title:	Authorized Signatory

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Robert L. Barrett
Name:	Robert L. Barrett
Title:	SVP

Credit Agreement

SCHEDULE 1.01

Commitments

Name of Lender	Multicurrency Commitment ($)	Euro Commitment ($)	LC Commitment ($)
Citibank, N.A.	92,000,000.00		25,000,000.00
Bank of America, N.A.	92,000,000.00
Bank of China, New York Branch	92,000,000.00
JPMorgan Chase Bank, N.A.	92,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	46,000,000.00
Morgan Stanley Bank, N.A.	46,000,000.00
Crédit Agricole Corporate & Investment Bank		80,000,000.00
Société Générale		80,000,000.00
Lloyds TSB Bank plc	67,000,000.00
UBS Loan Finance LLC	67,000,000.00
Wells Fargo Bank, National Association	67,000,000.00
ING Bank N.V.		59,000,000.00
Bank of New York Mellon	40,000,000.00
Goldman Sachs Bank USA	40,000,000.00
U.S. Bank National Association	40,000,000.00

TOTAL	$781,000,000.00	$219,000,000.00

Schedule 1.01 to Credit Agreement

SCHEDULE 9.01(a)

Certain Addresses for Notices

Citibank, N.A.

Operations

1615 Brett Road

New Castle, DE 19720

and, if such notice or other communication

relates to borrowings of, or payments or prepayments of,

or the duration of Interest Periods for,

Loans in Foreign Currencies, to:

Citibank, N.A.

Operations

1615 Brett Road

New Castle, DE 19720

Attn: Chris Delduca

Phone: 302-894-6010

Fax: 212-994-0961

Email: glagentofficeops@citigroup.com

with a copy to:

Citibank, N.A.

Operations

1615 Brett Road

New Castle, DE 19720

Schedule 9.01(a) to Credit Agreement

ANNEX I

Mandatory Cost Formula

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of that Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a lending office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4. The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in Pounds Sterling:

AB + C(B – D) + E × 0.01	per cent per annum
100 – (A + C)

(b)	in relation to a Loan in any Currency other than Pounds Sterling:

E × 0.01	per cent per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

Mandatory Cost

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is due and payable, the additional rate of interest specified in Section 2.12(d) for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks (as defined in this Annex) to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Annex:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d) “Reference Banks” means, collectively, the principal London offices of Citibank, N.A., JPMorgan Chase Bank, N.A. and Bank of America, N.A. or such other banks as may be appointed by the Administrative Agent in consultation with the Company from time to time; and

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

Mandatory Cost

7. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Annex in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Mandatory Cost

13. The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Annex in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Mandatory Cost

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower:	NYSE Euronext and certain of its subsidiaries.

4.	Administrative Agent:	Citibank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated as of June 15, 2012 among NYSE Euronext, the Subsidiary Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent.

Assignment and Assumption

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
$	$	%

$	$	%

$	$	%

Effective Date:              , 201     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Assignment and Assumption

Consented to and Accepted:

CITIBANK, N.A., as Administrative Agent

By
Title:

[Consented to:]

NYSE EURONEXT

By
Title:

Assignment and Assumption

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of any Group Member, any of its Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by any Group Member, any of its Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. If on the date of this Assignment and Assumption (x) there exists a Dutch Subsidiary Borrower and (y) the amount assigned hereunder shall be or include an outstanding portion in an amount less than €100,000 (or its equivalent in another Currency) or such other amount as may be required from time to time by the Dutch Financial Supervision Act, the Assignee represents and warrants to each such Dutch Subsidiary Borrower that the Assignee is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act.

Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Assignment and Assumption

EXHIBIT B

[Form of Subsidiary Borrower Designation]

SUBSIDIARY BORROWER DESIGNATION

            , 201

To Citibank, N.A.,

as Administrative Agent

388 Greenwich Street

New York, NY 10013 USA

Attention: William Mandaro

Tel: +1 (212) 816-0852

Re: Subsidiary Borrower Designation

Ladies and Gentlemen:

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of June 15, 2012 among NYSE Euronext (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Company hereby designates [            ] (the “Subject Subsidiary”), a Subsidiary of the Company and a [corporation] duly organized under the laws of [            ], as a Subsidiary Borrower in accordance with Section 2.20(a) of the Credit Agreement until such designation is terminated in accordance with Section 2.20(c).

The Subject Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this Subsidiary Borrower Designation, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower.

The Company hereby confirms and agrees that after giving effect to this Subsidiary Borrower Designation the Guarantee of the Company contained in Article X of the Credit Agreement shall apply to all of the obligations of the Subject Subsidiary under the Credit Agreement.

Subsidiary Borrower Designation

The Subject Subsidiary hereby represents and warrants that each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) as it relates to the Subject Subsidiary.

The Subject Subsidiary’s addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Section 9.01 of the Credit Agreement to it at its “Address for Notices” specified on the signature pages below.

The Subject Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in, or required by, Section 2.20 of the Credit Agreement.

The designation of the Subject Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the “Joinder Effective Date”) on which the Administrative Agent accepts this Subsidiary Borrower Designation as provided on the signature pages below. As of the Joinder Effective Date, the Subject Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower. Except as expressly herein provided, the Credit Agreement shall remain unchanged and in full force and effect.

The Subject Subsidiary hereby agrees that this Subsidiary Borrower Designation, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Subsidiary Borrower hereby irrevocably and unconditionally agrees that it will not commence any action or proceeding, whether in law or equity, whether in contract or tort or otherwise, against any other party to the Credit Agreement in any way arising out of or relating to this Agreement or any other Loan Document (including this Subsidiary Borrower Designation) or the transactions relating hereto or thereto in a forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE SUBJECT SUBSIDIARY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY BORROWER DESIGNATION, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

This Subsidiary Borrower Designation may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

Subsidiary Borrower Designation

IN WITNESS WHEREOF, the Company and the Subject Subsidiary have caused this Subsidiary Borrower Designation to be duly executed and delivered as of the day and year first above written.

NYSE EURONEXT

By
Name:
Title:

[NAME OF SUBJECT SUBSIDIARY] a [corporation]

By
Name:
Title:

Address for Notices

Attn:
Fax:
Tel:

ACCEPTED:

CITIBANK, N.A., as Administrative Agent

By
Name:
Title:

Subsidiary Borrower Designation

EXHIBIT C

[Form of Subsidiary Borrower Termination Notice]

SUBSIDIARY BORROWER TERMINATION NOTICE

[Date]

To: Citibank, N.A. (the “Administrative Agent”)

From: NYSE Euronext (the “Company”)

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of June 15, 2012 among the Company, the Subsidiary Borrowers party thereto, the Lenders party thereto and the Administrative Agent. Terms used herein having the meanings assigned to them in the Credit Agreement.

The Company hereby gives notice pursuant to Section 2.20(c) of the Credit Agreement that, effective as of the date hereof, [            ] (the “Subject Subsidiary”) is terminated as a Subsidiary Borrower under the Credit Agreement and all commitments by the Lenders to make Loans to, and of the Issuing Lenders to issue, and of the Lenders to acquire participations in, Letters of Credit for the account of, such Subsidiary Borrower under the Credit Agreement are hereby terminated.

Pursuant to Section 2.20(c) of the Credit Agreement, the Company hereby certifies that there are no outstanding Loans made to or Letters of Credit for the account of the Subject Subsidiary, or unpaid interest thereon or other amounts owing by the Subject Subsidiary under the Credit Agreement.

All obligations of Subject Subsidiary arising in respect of any period in which Subject Subsidiary was, or on account of any action or inaction taken by Subject Subsidiary as, a Subsidiary Borrower under the Credit Agreement shall survive the termination effected by this notice.

NYSE EURONEXT

By
Name:
Title:

Subsidiary Termination Notice

EXHIBIT D

EXHIBIT D-1

[FORM OF U.S. TAX CERTIFICATE]

U.S. TAX CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes and Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 15, 2012 (the “Credit Agreement”), among NYSE Euronext, the Subsidiary Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the relevant U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the relevant U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the relevant U.S. Borrower with a duly completed and executed certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the relevant U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the relevant U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Lender’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 201

U.S. Tax Certificate

EXHIBIT D-2

[FORM OF U.S. TAX CERTIFICATE]

U.S. TAX CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 15, 2012 (the “Credit Agreement”), among NYSE Euronext, the Subsidiary Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the relevant U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the relevant U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly completed and executed certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Participant that is a disregarded entity for U.S. federal income tax purposes, each of the above certifications and representations is given with respect to the person treated as such Participant’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 201

U.S. Tax Certificate

EXHIBIT D-3

[FORM OF U.S TAX CERTIFICATE]

U.S. TAX CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 15, 2012 (the “Credit Agreement”), among NYSE Euronext (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the relevant U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the relevant U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly completed and executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Participant that is a disregarded entity for U.S. Federal income Tax purposes, each of the above certifications and representations is given with respect to the person treated as such Participant’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

U.S. Tax Certificate

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 201

U.S. Tax Certificate

EXHIBIT D-4

[FORM OF U.S. TAX CERTIFICATE]

U.S. TAX CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes and Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 15, 2012 (the “Credit Agreement”), among NYSE Euronext (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the relevant U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the relevant U.S. Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the relevant U.S. Borrower with a duly completed and executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the relevant U.S. Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the relevant U.S. Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

In the case of a Lender that is a disregarded entity for U.S. Federal Income Tax purposes, each of the above certifications and representations is given with respect to the person treated as such Lender’s owner for U.S. federal income tax purposes.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

U.S. Tax Certificate

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 201

U.S. Tax Certificate